Exhibit 3.1


                                  RESTATED

                        CERTIFICATE OF INCORPORATION

                                     OF

                              USX HOLDCO, INC.

         The undersigned, Robert M. Stanton, certifies that he is the President of USX HoldCo, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), and does hereby further certify as follows:

                  (1) The name of the Corporation is USX HoldCo, Inc.

                  (2) The name under which the Corporation was originally incorporated was USX HoldCo, Inc. and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 30, 2001.

                  (3) This Restated Certificate of Incorporation was duly adopted by in accordance with the provisions of Sections 242 and 245 of the General Corpora tion Law of the State of Delaware.

                  (4) This Restated Certificate of Incorporation shall become effective at 8:30 a.m. Eastern Daylight Time on July 2, 2001.

                  (5) The text of the Restated Certificate of Incorporation of the Corpo ration as amended hereby is restated to read in its entirety, as follows:


FIRST: The name of the Corporation (which is hereinafter referred to as the "Corporation") is

                              USX CORPORATION

         SECOND: Its registered office and place of business in the State of Delaware is located at 2711 Centerville Road, Suite 400,Wilmington, De. The registered agent in charge thereof upon whom process against the Corporation may be served is Corporation Service Company.

         THIRD: The purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, and without limiting the foregoing to engage in integrated steel operations and to develop, mine, produce, manufacture, construct, transport, buy, hold, sell and generally deal in products, materials, property, both tangible and intangible, and services of all kinds.

         FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is Eight Hundred Forty Million (840,000,000), of which Forty Million (40,000,000) shares shall be shares of Preferred Stock, without par value (hereinafter called "Preferred Stock"), Five Hundred Fifty Million (550,000,000) shares shall be shares of a class of common stock designated as USX-Marathon Group Common Stock, par value $1.00 per share ("Marathon Stock"), Two Hundred Million (200,000,000) shares shall be shares of a class of common stock designated as USX-U.S. Steel Group Common Stock, par value $1.00 per share ("Steel Stock") and Fifty Million (50,000,000) shares shall be shares of a class of common stock designated as USX-Delhi Group Common Stock, par value $1.00 per share ("Delhi Stock"). The Marathon Stock, the Steel Stock and the Delhi Stock shall hereinafter collectively be called the "Common Stock."

                                 DIVISION I

         The powers and rights of the shares of each class of Common Stock, and the qualifica tions, limitations or restrictions thereof, are as follows:

                  1. Dividend Rights. Subject to the express terms of any outstanding series of Preferred Stock, dividends may be declared and paid upon each class of the Common Stock upon the terms provided for below with respect to each such class solely in the discretion of the Board of Directors:

                           (a) Dividends on Marathon Stock. Dividends on
                  the Marathon Stock may be declared and paid out of funds of the Corporation legally available therefor.

                           (b) Dividends on Steel Stock. Dividends on the
                  Steel Stock may be declared and paid out of the lesser of
                  (i) funds of the Corporation legally available therefor and (ii) the Available Steel Dividend Amount.

                           (c) Dividends on Delhi Stock. Dividends on the
                  Delhi Stock may be declared and paid only out of the lesser of (i) funds of the Corporation legally available therefor and (ii) the Available Delhi Dividend Amount.

                           (d) Discrimination Between Classes of Common
                  Stock. The Board of Directors, subject to the provisions of Sections 1(a), 1(b) and 1(c), may, in its sole discretion, declare and pay dividends exclusively on any class or classes of Common Stock in equal or unequal amounts, notwithstanding the amounts of funds available for dividends on each class, the respective voting and liquidation rights of each class, the amount of prior dividends declared on each class or any other factor.

                  2. Exchange and Redemption. Shares of each class of Common Stock are subject to exchange or redemption, as the case may be, upon the terms provided below with respect to each such class; provided that no such class may be exchanged or redeemed in its entirety if all of the other classes have been, or are at the time being, exchanged or redeemed in their entirety:

                           (a)    Exchange and Redemption of Marathon Stock.

                                    (i) At any time on or after the date on
                           which the Corporation has transferred all of the assets and liabilities of the Marathon Group to a wholly owned subsidiary of the Corporation (the "Marathon Group Sub sidiary"), the Board of Directors may, in its sole discretion and by a majority vote of the directors then in office, provided that there are funds of the Corporation legally available therefor, declare that all of the out standing shares of Marathon Stock shall be exchanged on an Exchange Date set forth in a notice to holders of Marathon Stock pursuant to
                           Section 2(d)(i), for all of the outstanding shares of common stock of the Marathon Group Subsidiary, on a pro rata basis, each of which shall, upon such issuance, be fully paid and nonassessable.

                                    (ii) After any Exchange Date for
                           Marathon Stock, any share of Marathon Stock that is issued on conversion or exercise of any Convert ible Securities shall, to the extent of funds of the Corporation legally available therefor, immediately upon issuance pursuant to such conversion or exercise and without any notice or any other action on the part of the Corporation or its Board of Directors or the holder of such share of Mara thon Stock, be redeemed for $.01 in cash.

                           (b)    Exchange and Redemption of Steel Stock.

                                    (i) In the event of the Disposition, in
                           one transaction or a series of related
                           transactions, by the Corporation of all or substantially all of the properties and assets of the U.S. Steel Group (other than in connection with the Disposition by the Corporation of all of its properties and assets in one transaction) to any person, entity or group (other than (A) the holders of all outstanding shares of Steel Stock on a pro rata basis or (B) any person, entity or group in which the Corporation, directly or indirectly, owns a majority equity interest), the Corporation shall, on or prior to the first Business Day following the 60th day following the consummation of such Disposition, either:

                                            (A) subject to paragraph 1(b)
                                    above, declare and pay a dividend in
                                    cash and/or in securities or other
                                    property received as proceeds of such
                                    Disposition to the holders of Steel
                                    Stock in an amount equal to the Net
                                    Proceeds of such Disposition; or

                                            (B) to the extent that there
                                    are funds of the Corporation legally
                                    available therefor, redeem the number
                                    of whole shares of outstanding Steel
                                    Stock that has an aggregate average
                                    Market Value, during the ten-Business
                                    Day period beginning on the first
                                    Business Day following such
                                    consummation, closest to the value of
                                    the Net Proceeds of such Disposition,
                                    for cash and/or securities or other
                                    property received as proceeds of such
                                    Disposition in an amount equal to such
                                    Net Proceeds; or

                                            (C) exchange each outstanding
                                    share of Steel Stock for a number of
                                    fully paid and nonassessable shares of
                                    Marathon Stock or, if there are no
                                    shares of Marathon Stock outstanding on
                                    the Exchange Date and shares of Delhi
                                    Stock are then outstanding, of Delhi
                                    Stock equal to 110% of the average
                                    daily ratio (calculated to the nearest
                                    five decimal places) of the Market
                                    Value of one share of Steel Stock to
                                    the Market Value of one share of
                                    Marathon Stock or one share of Delhi
                                    Stock, as the case may be, during such
                                    ten- Business Day period.

                           For purposes of this Section 2(b)(i):

                                    (x) as of any date, "substantially all
                           of the properties and assets of the U.S. Steel Group" shall mean a portion of such properties and assets that represents at least 80% of either of the then-current market value of, or the aggregate revenues for the immediately preceding twelve fiscal quarterly periods of the Corporation derived from, the properties and assets of the U.S. Steel Group as of such date (excluding the properties and assets of any person, entity or group in which the Corporation, directly or indirectly, owns less than a majority equity interest);

                                    (y) if immediately after any event, the
                           Corporation, directly or indirectly, owns less than a majority equity interest in any person, entity or group in which the Corporation, directly or indirectly, owned a majority equity interest immediately prior to the occurrence of such event, a Dispo sition of all of the properties and assets of the U.S. Steel Group owned by such person, entity or group shall be deemed to have occurred; and

                                    (z) in the case of a Disposition of
                           properties and assets in a series of related transactions, such Disposition shall not be deemed to have been consummated until the consummation of the last of such transactions.

                                    (ii) The Board of Directors may, by a
                           majority vote of the direc tors then in office, at any time after a dividend or redemption pursuant to clause (A) or (B), respectively, of
                           Section 2(b)(i), declare that each of the remaining outstanding shares of Steel Stock shall be exchanged, on an Exchange Date set forth in a notice to holders of Steel Stock pursuant to Section 2(d)(i), for a number of full paid and nonassessable shares of Marathon Stock or, if there are no shares of Marathon Stock outstanding on such Exchange Date and shares of Delhi Stock are then outstanding, of Delhi Stock, equal to 110% of the Market Value Ratio as of the fifth Business Day prior to the date such notice is mailed to such holders. For purposes of the preceding sentence, "Market Value Ratio," as of any date, shall mean the highest of the following (calculated to the nearest five decimal places): (A) the average ratio of S/X for the five-Business Day period ending on such date, (B) the quotient of (1) the sum of (w) four times the average ratio of S/X for the five-Business Day period ending on such date, (x) three times the average ratio of S/X for the next preceding five-Business Day Period,
                           (y) two times the average ratio of S/X for the next five preceding five-Business Day period and
                           (z) the average ratio of S/X for the next preceding five-Business Day period, divided by
                           (2) ten and (C) if the dividend pursuant to clause (A) of Section 2(b)(i) was declared and paid or the redemption pursuant to (B) of
                           Section 2(b)(i) was made prior to the
                           commencement of the most recently completed fiscal quarter of the Corporation, the average ration of S/X for such fiscal quarter, where S is the Market Value of one share of Steel Stock and X is the Market Value of one share of Marathon Stock or one share of Delhi Stock, as the case may be.

                                    (iii) At any time on or after the date
                           on which the Corporation has transferred all of the assets and liabilities of the U.S. Steel Group (and no other assets or liabilities) to a wholly owned subsidiary of the Corpora tion (the "U.S. Steel Group Subsidiary"), the Board of Directors may, in its sole discretion and by a majority vote of the directors then in office, provided that there are funds of the Corporation legally available therefor, declare that all of the outstanding shares of Steel Stock shall be exchanged on an Exchange Date set forth in a notice to holders of Steel Stock pursu ant to
                           Section 2(d)(i), for all of the outstanding shares of common stock of the U.S. Steel Group Subsidiary, on a pro rata basis, each of which shall, upon such issuance, be fully paid and nonassessable.

                                    (iv) After any Exchange Date or
                           Redemption Date on which all outstanding Steel Stock was exchanged or redeemed, any share of Steel Stock that is issued on conversion or exercise of any Convertible Securi ties shall, immediately upon issuance pursuant to such conversion or exercise and without any notice or any other action on the part of the Corporation, its Board of Directors or the holder of such share of Steel Stock:

                                            (A) in the event the
                                    then-outstanding Steel Stock was
                                    exchanged for Marathon Stock or Delhi
                                    Stock on such Exchange Date pursuant to
                                    Section 2(b)(i) or 2(b)(ii), be
                                    exchanged for the kind and amount of
                                    shares of capital stock and other
                                    securities and property that a holder
                                    of such Convertible Security would have
                                    been entitled to receive pursuant to
                                    the terms of such Convertible Security
                                    had such terms provided that the
                                    conversion privilege in effect
                                    immediately prior to any exchange by
                                    the Corporation of any of its capital
                                    stock for shares of any other capital
                                    stock of the Corporation would be
                                    adjusted so that the holder of any such
                                    Convertible Security thereafter
                                    surrendered for conversion would be
                                    entitled to receive the number of
                                    shares of capital stock of the
                                    Corporation and other securities and
                                    property he would have owned
                                    immediately following such action had
                                    such Convertible Security been
                                    converted immediately prior thereto; or

                                            (B) in the event the
                                    then-outstanding Steel Stock was
                                    redeemed in whole pursuant to clause
                                    (B) of Section 2(b)(i) or exchanged for
                                    common stock of the U.S. Steel Group
                                    Subsidiary pursuant to Section
                                    2(b)(iii), be redeemed, to the extent
                                    of funds of the Corporation legally
                                    available therefor, for $.01 in cash.

                                    The provisions of clause (A) of this
                           Section 2(b)(iv) shall not apply to the extent that equivalent adjustments are otherwise made
  !                        pursuant to the provisions of such Convertible
                           Securities.

                           (c)    Exchange and Redemption of Delhi Stock.

                                    (i) In the event of the Disposition, in
                           one transaction or a series of related
                           transactions, by the Corporation of all or substantially all of the properties and assets of the Delhi Group (other than in connection with the Disposition by the Corporation of all of its properties and assets in one transaction) to any person, entity or group (other than (A) the holders of all outstanding shares of Delhi Stock on a pro rata basis or (B) any person, entity or group in which the Corporation, directly or indirectly, owns a majority equity interest), the Corporation shall, on or prior to the first Business Day following the 60th day following the consummation of such Disposition, either:

                                            (A) subject to paragraph 1(c)
                                    above, declare and pay a dividend in
                                    cash and/or in securities or other
                                    property received as proceeds of such
                                    Disposition to the holders of Delhi
                                    Stock in an amount equal to the product
                                    of the Delhi Fraction and the Net
                                    Proceeds of such Disposition; or

                                            (B) to the extent that there
                                    are funds of the Corporation legally
                                    available therefor, redeem the number
                                    of whole shares of outstanding Delhi
                                    Stock that has an aggregate average
                                    Market Value, during the ten-Business
                                    Day period beginning on the first
                                    Business Day following such
                                    consummation, closest to the value of
                                    the product of the Delhi Fraction and
                                    the Net Proceeds of such Disposition,
                                    for cash and/or securities or other
                                    property received as proceeds of such
                                    Disposition in an amount equal to such
                                    product; or

                                            (C) exchange each outstanding
                                    share of Delhi Stock for a number of
                                    fully paid and nonassessable shares of
                                    Marathon Stock or, if there are no
                                    shares of Marathon Stock outstanding on
                                    such Exchange Date and shares of Steel
                                    Stock are then outstanding, of Steel
                                    Stock, equal to 110% of the average
                                    daily ratio (calculated to the nearest
                                    five decimal places) of the Market
                                    Value of one share of Delhi Stock to
                                    the Market Value of one share of
                                    Marathon Stock or one share of Steel
                                    Stock, as the case may be, during such
                                    ten- Business Day period.

                           For purposes of this Section 2(c)(i):

                                    (x) as of any date, "substantially all
                           of the properties and assets of the Delhi Group" shall mean a portion of such properties and assets that represents at least 80% of either of the then-current market value of, or the aggregate revenues for the immediately preceding twelve fiscal quarterly periods of the Corporation derived from, the properties and assets of the Delhi Group as of such date (excluding the properties and assets of any person, entity or group in which the Corporation, directly or indirectly, owns less than a majority equity interest);

                                    (y) if immediately after any event, the
                           Corporation, directly or indirectly, owns less than a majority equity interest in any person, entity or group in which the Corporation, directly or indirectly, owned a majority equity interest immediately prior to the occurrence of such event, a Dispo sition of all of the properties and assets of the Delhi Group owned by such person, entity or group shall be deemed to have occurred; and

                                    (z) in the case of a Disposition of
                           properties and assets in a series of related transactions, such Disposition shall not be deemed to have been consummated until the consummation of the last of such transactions.

                                    (ii) The Board of Directors may, by a
                           majority vote of the direc tors then in office, at any time after a dividend or redemption pursuant to clause (A) or (B), respectively, of
                           Section 2(c)(i), declare that each of the remaining outstanding shares of Delhi Stock shall be exchanged, on an Exchange Date set forth in a notice to holders of Delhi Stock pursuant to Section 2(d)(i), for a number of fully paid and nonassessable shares of Marathon Stock or, if there are no shares of Marathon Stock outstanding on such Exchange Date and shares of Steel Stock are then outstanding, of Steel Stock equal to 110% of the Market Value Ratio as of the fifth Business Day prior to the date such notice is mailed to such holders.

                                    (iii) The Board of Directors may, by a
                           majority vote of the directors then in office, at any time declare that each of the outstanding shares of Delhi Stock shall be exchanged, on an Exchange Date set forth in a notice to holders of Delhi Stock pursuant to Section 2(d)(i), for a number of fully paid and nonassessable shares of Marathon Stock or, if there are no shares of Marathon Stock outstanding on such Exchange Date, of Steel Stock equal to 115% of the Market Value Ratio as of the fifth Business Day prior to the date such notice is mailed to such holders.

                                    (iv) For purposes of Section 2(c)(ii)
                           and (iii), the "Market Value Ratio," as of any date, shall mean the highest of the following (calculated to the nearest five decimal places):
                           (A) the average ratio of D/X for the
                           five-Business Day period, (y) two times the average ratio of D/X for the next preceding five-Business Day period ending on such date,
                           (B) the quotient of (1) the sum of (w) four times the average ratio of D/X for the five-Business Day period ending on such date,
                           (x) three times the average ratio of D/X for the next preceding five Business-Day period and (z) the average ratio of D/X for the next preceding five-Business Day period, divided by (2) ten and
                           (C) if the dividend pursuant to clause (A) of
                           Section 2(c)(i) was declared and paid or the redemption pursuant to clause (B) of Section 2(c)(i) was made prior to the commencement of the most recently completed fiscal quarter of the Corporation, the average ratio of D/X for such fiscal quarter, where D is the Market Value of one share of Delhi Stock and X is the Market Value of one share of Marathon Stock or one share of Steel Stock, as the case may be.

                                    (v) At any time on or after the date on
                           which the Corporation has transferred all of the assets and liabilities of the Delhi Group (and no other assets or liabilities) to a wholly owned subsidiary of the Corporation (the "Delhi Group Subsidiary"), the Board of Directors may, in its sole discre tion and by a majority vote of the directors then in office, provided that there are funds of the Corporation legally available therefor, declare that all of the outstanding shares of Delhi Stock shall be exchanged on an Exchange Date set forth in a notice to holders of Delhi Stock pursuant to
                           Section 2(d)(i), for a number of outstanding shares of common stock of the Delhi Group Subsidiary equal to the product of the Delhi Fraction and the number of all outstanding shares of common stock of the Delhi Group Subsidiary, on a pro rata basis, each of which shall, upon such issuance, be fully paid and nonassessable.

                                    (vi) After any Exchange Date or
                           Redemption Date on which all outstanding Delhi Stock was exchanged or redeemed, any share of
  ! Delhi Stock that is issued on conversion or exercise of any Convertible Securi ties shall, immediately upon issuance pursuant to such conversion or exercise and without any notice or any other action on the part of the Corporation or its Board of Directors or the holder of such share of Delhi Stock:

                                            (A) in the event the
                                    then-outstanding Delhi Stock was
                                    exchanged for Marathon Stock or Steel
                                    Stock on such Exchange Date pursuant to
                                    Section 2(c)(i), 2(c)(ii) or 2(c)(iii),
                                    be exchanged for the kind and amount of
                                    shares of capital stock and other
                                    securi ties and property that a holder
                                    of such Convertible Security would have
                                    been entitled to receive pursuant to
                                    the terms of such Con vertible Security
                                    had such terms provided that the
                                    conversion privilege in effect
                                    immediately prior to any exchange by
                                    the Cor poration of any of its capital
                                    stock for shares of any other capital
                                    stock of the Corporation would be
                                    adjusted so that the holder of any such
                                    Convertible Security thereafter
                                    surrendered for conver sion would be
                                    entitled to receive the number of
                                    shares of capital stock of the
                                    Corporation and other securities and
                                    property he would have owned
                                    immediately following such action had
                                    such Convertible Security been
                                    converted immediately prior thereto; or

                                            (B) in the event the
                                    then-outstanding Delhi Stock was
                                    redeemed in whole pursuant to clause
                                    (B) of Section 2(c)(i) or exchanged for
                                    common stock of the Delhi Group
                                    Subsidiary pursuant to Section 2(c)(v),
                                    be redeemed, to the extent of funds of
                                    the Corporation legally available
                                    therefor, for $.01 in cash.

                                    The provisions of clause (A) of this
                           Section 2(c)(vi) shall not apply to the extent that equivalent adjustments are otherwise made pursuant to the provisions of such Convertible Securities.

                           (d)    General Exchange and Redemption Provisions.

                                    (i) In the event of any exchange or
                           redemption pursuant to this Section 2 (other than Section 2(a)(ii), 2(b)(iv) or 2(c)(vi), the Corporation shall cause to be given to each holder of the class of Common Stock to be so exchanged or redeemed a notice stating (A) that shares of such class of Common Stock shall be exchanged or redeemed, as the case may be, (B) the Exchange Date or the Redemption Date, (C) in the event of a partial redemption of Steel Stock or Delhi Stock, as the case may be, pursuant to clause (B) of Section 2(b)(i) or clause (B) of
                           Section 2(c)(i), respectively, the number of shares of Steel Stock or Delhi Stock, as the case may be, to be redeemed, (D) the kind and amount of shares of capital stock or cash and/or securities or other property to be received by such holder with respect to each share of such class of Common Stock held by such holder, including details as to the calculation thereof,
                           (E) the place or places where certificates for shares of such class of Common Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement) are to be surrendered for delivery of certificates for shares of such capital stock or cash and/or securities or other property and (F) that, subject to Section 2(d)(iv) hereof, dividends on such shares of Common Stock will cease to be paid as of such Exchange Date or Re demption Date. Such notice shall be sent by first-class mail, postage prepaid, not less than 30 nor more than 60 days prior to the Exchange Date or Redemption Date, as the case may be, and in any case to each holder of the class of Common Stock to be exchanged or redeemed, at such holder's address as the same appears on the stock transfer books of the Corpora tion. Neither the failure to mail such notice to any particular holder of such class of Common Stock nor any defect therein shall affect the suffi ciency thereof with respect to any other holder of such class of Common Stock.

                                    (ii) If less than all of the
                           outstanding shares of Steel Stock or Delhi
                           Stock, as the case may be, are to be redeemed pursuant to clause (B) of Section 2(b)(i) or clause (B) of Section 2(c)(i), respectively, such shares shall be redeemed by the Corporation pro rata among the holders of such class of Common Stock or by such other method as may be determined by the Board of Directors to be equitable.

                                    (iii) The Corporation shall not be
                           required to issue or deliver fractional shares of any class of capital stock or any fractional securities to any holder of any class of Common Stock upon any exchange, redemp tion, dividend or other distribution pursuant to this Section
                           2. If more than one share of any class of Common Stock shall be held at the same time by the same holder, the Corporation may aggregate the number of shares of any class of capital stock that shall be issuable or the amount of securities that shall be deliverable to such holder upon any exchange, redemption, dividend or other distribution (including any fractions of shares or securi ties). If the number of shares of any class of capital stock or the amount of securities remaining to be issued or delivered to any holder of any class of Common Stock is a fraction, the Corporation shall, if such fraction is not issued or delivered to such holder, pay a cash adjustment in respect of such fraction in an amount equal to the fair market value of such fraction on the fifth Business Day prior to the date such payment is to be made. For purposes of the preceding sentence, "fair market value" of any fraction shall be (i) in the case of any fraction of a share of capital stock of the Corporation, the product of such fraction and the Market Value of one share of such capital stock and (ii) in the case of any other fractional security, such value as is determined by the Board of Directors.

                                    (iv) No adjustments in respect of
                           dividends shall be made upon the exchange or redemption of any shares of any class of Common Stock; provided, however, that if the Exchange Date or Redemption Date with respect to any class of Common Stock shall be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, the holders of shares of such class of Common Stock at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwith standing the exchange or redemption of such shares or the Corporation's default in payment of the dividend or distribution due on such date.

                                    (v) Before any holder of shares of any
                           class of Common Stock shall be entitled to receive certificates representing shares of any capital stock or cash and/or securities or other property to be received by such holder with respect to such shares of such class of Common Stock pursu ant to this Section 2, such holder shall surrender at such office as the Corporation shall specify certificates for such shares of such class of Common Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement). The Corporation will as soon as practicable after such surrender of certificates representing such shares of such class of Common Stock deliver to the person for whose account such shares of such class of Common Stock were so surrendered, or to his nominee or nominees, certificates representing the number of whole shares of the kind of capital stock or cash and/or securities or other property to which he shall be entitled as aforesaid, together with any fractional pay ment contemplated by Section 2(d)(iii). If less than all of the shares of any class of Common Stock, represented by any one certificate are to be redeemed, the Corporation shall issue and deliver a new certificate for the shares of such class of Common Stock not redeemed.

                                    (vi) From and after any applicable
                           Exchange Date or Redemption Date, all rights of a holder of shares of any class of Common Stock that were exchanged or redeemed shall cease except for the right, upon surren der of the certificates representing such shares of Common Stock, to receive certificates representing shares of the kind and amount of capital stock or cash and/or securities or other property for which such shares were exchanged or redeemed, together with any fractional payment contemplated by Section 2(d)(iii) and rights to dividends as provided in Section 2(d)(iv). No holder of a certificate, that immediately prior to the applicable Exchange Date for any class of Common Stock represented shares of such class of Common Stock, shall be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into which such class of Common Stock was exchanged until surrender of such holder's certificate for a certificate or certificates repre senting shares of such kind of capital stock. Upon such surrender, there shall be paid to the holder the amount of any dividends or other distribu tions (without interest) which theretofore became payable with respect to a record date after the Exchange Date, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after an Exchange Date for any class of Common Stock, the Corporation shall, however, be entitled to treat the certificates for such class of Common Stock that have not yet been surrendered for exchange as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock for which the shares of such class of Common Stock represented by such certificates shall have been ex changed, notwithstanding the failure to surrender such certificates.

                                    (vii) The Corporation will pay any and
                           all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of any shares of capital stock on exchange of shares of any class of Common Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of any shares of capital stock in a name other than that in which the shares of the class of Common Stock so exchanged were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corpora tion the amount of any such tax, or has established to the satisfaction of the Corporation that such tax has been paid.

                  3.    Voting Rights.

                           (a) Except as provided in clauses (c), (d) or
                  (e) below, the holder s of all classes of Common Stock shall vote together as a single class on all matters as to which holders of Common Stock are entitled to vote. On all matters to be voted on by the holders of all classes of Common Stock together as a single class, (i) each outstanding share of Marathon Stock shall have one vote,
                  (ii) each outstand ing share of any other class of Common Stock shall have a number of votes equal to the quotient (calculated to the nearest three decimal places), as of the fifth Business Day prior to the applicable record date or as of any other applicable date, of (A) the sum of (1) four times the average ratio of X/Y for the five-Business Day period ending on such fifth Business Day, (2) three times the average ratio of X/Y for the next preceding five-Business Day period, (3) two times the average ratio of X/Y for the next preceding five-Business Day period and (4) the average ratio of X/Y for the next preceding five-Business day period, divided by (B) ten, where X is the Market Value of such class of Common Stock and Y is the Market Value of the Marathon Stock or if there are no shares of Marathon Stock outstand ing on such record or other applicable date or on any of the twenty-five Business Days prior thereto, the sum of the Market Values of the Steel Stock and of the Delhi Stock; provided that until the Delhi Stock has been traded regular way on the New York Stock Exchange for at least twenty-five Business Days, each outstanding share of the Delhi Stock shall have a number of votes equal to the ratio of A/B (calculated to the nearest three decimal places), where A is the average of the high and low reported sales prices of a share of the Delhi Stock on the New York Stock Exchange, and B is the average of the high and low reported sales prices of a share of Marathon Stock or, if there are no shares of Marathon Stock outstanding, the sum of the average of the high and low reported sales prices of a share of the Steel Stock and a share of the Delhi Stock on such Ex change, in each case on the Effective Date, or on the first Business Day thereafter on which shares of the Delhi Stock are traded on such Exchange. If shares of only one class of Common Stock are outstanding, each share of that class shall have one vote.

                           (b) Unless the vote or consent of a greater
                  number of shares shall then be required by law, the vote or consent of the holders of a majority of all of the shares of any class of Common Stock then outstanding, voting as a separate class, shall be necessary for authorizing, effecting or validating the merger or consolida tion of the Corporation into or with any other corporation if such merger or consolidation would adversely affect the powers or special rights of such class of Common Stock either directly by amendment of this Certificate of Incorporation or indirectly by requiring the holders of such class to accept or retain, in such merger or consolidation, anything other than (i) shares of such class or (ii) shares of the surviving or resulting corporation having, in either case, powers and special rights identical to those of such class prior to such merger or consolidation.

                           (c) Unless the vote or consent of a greater
                  number of shares shall then be required by law, the vote or consent of the holders of at least 66 2/3% of all of the shares of Steel Stock then outstanding, voting as a separate class, shall be neces sary for:

                                    (i) the declaration or payment of any
                           dividend on, or the making of any other payment or distribution with respect to, any shares of any other class of Common Stock, if such dividend, payment or distribution is to be made with (A) proceeds from the Disposition of any of the properties and assets of the Marathon Group or (B) any portion of an equity interest in a person, entity or group that owns any of the properties or assets of the Marathon Group; or

                                    (ii) the use, or reservation for use,
                           of any proceeds from the Disposition of any of the properties and assets of the U.S. Steel Group, or any of the properties and assets acquired with such proceeds, in any business of the Corporation other than a business of the U.S. Steel Group;

                  provided such vote shall not be required to the extent such proceeds are loaned at a rate or rates representative of actual borrowings and short-term investments by the Corporation

                           (d) Unless the vote or consent of a greater
                  number of shares shall then be required by law, the vote or consent of the holders of at least 66 2/3% of all the shares of Marathon Stock then outstanding, voting as a separate class, shall be necessary for:

                                    (i) the declaration or payment of any
                           dividend on, or the making of any other payment or distribution with respect to, any shares of any other class of Common Stock, if such dividend, payment or distribution is to be made with (A) proceeds from the Disposition of any of the properties and assets of the U.S. Steel Group or (B) any portion of an equity interest in a person, entity or group that owns any of the properties or assets of the U.S. Steel Group; or

                                    (ii) the use, or reservation for use,
                           of any proceeds from the Disposition of any of the properties and assets of the Marathon Group, or any of the properties and assets acquired with such proceeds, in any business of the Corporation other than a business of the Marathon Group;

                  provided such vote shall not be required if such proceeds are loaned at a rate or rates representative of actual borrowings and short-terms investment by the Corporation.

                           (e) Unless the vote or consent of a greater
                  number of shares shall then be required by law, the vote or consent of the holders of at least 66 2/3% of all of the shares of Delhi Stock then outstanding, voting as a separate class, shall be necessary for:

                                    (i) the declaration or payment of any
                           dividend on, or the making of any other payment or distribution with respect to any shares of any other class of Common Stock, if such dividend, payment or distribution is to be made with (A) proceeds from the Disposition of any of the properties and assets of the Delhi Group or
                           (B) any portion of an equity interest in a person, entity or group that owns any of the properties or assets of the Delhi Group; or

                                    (ii) the use, or reservation for use,
                           of any proceeds from the Disposition of any of the properties and assets of the Delhi Group, or any of the properties and assets acquired with such proceeds, in any business of the Corporation other than a business of the Delhi Group;

                  provided such vote shall note be required if such proceeds are loaned at a rate or rates representative of actual borrowings and short-term investments by the Corporation.

                           (f) The number of authorized shares of any class
                  of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of Common Stock having a majority of the votes entitled to be cast by the holders of all classes of Common Stock, voting together as provided for in Section 3(a) and without a separate vote of the holders of any class.

                  4. Liquidation Rights. In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, after there shall have been paid or set apart for the holders of Preferred Stock the full preferential amounts to which they are entitled, the holders of the outstanding shares of each class of Common Stock shall be entitled to receive a fraction of the funds of the Corporation remaining for distribution to its stockholders, where such fraction is equal to the quotient of (A) the sum of (1) four times the average ratio of x/y for the five-Business Day period ending on the Business Day prior to the date of the public announcement of (I) a voluntary dissolution, liquida tion or winding-up by the Corporation or (II) the institution of the proceeding for the involuntary dissolution, liquidation or winding-up of the Corporation, (2) three times the average ratio of x/y for the next preceding five-Business Day period, (3) two times the average ratio of x/y for the next preceding five-Business Day period and (4) the average ratio of x/y for the next preceding five-Business Day period, divided by
         (B) ten, where x is the Market Capitalization of such class of Common Stock, and y is the aggregate Market Capitalization of all classes of Common Stock. For purposes of the preceding sentence, "Market Capitalization" of any class of Common Stock on any day shall mean the product of (i) the Market Value of such class of Common Stock on such day and (ii) the number of shares of such class of Common Stock outstanding on such day.

                  5. Definitions. As used in this Division I, the following terms shall have the following meanings (with terms defined in the singular having comparable meaning when used in the plural and vice versa), unless another definition is provided or the context otherwise requires:

                           "Available Delhi Dividend Amount," on any date,
                  shall mean the product of the Delhi Fraction and either
                  (a) the greater of (i) an amount equal to (x) $172.9 million, increased or decreased, as appropriate, to reflect, from June 30, 1992, (A) Delhi Net Income, (B) any dividends or other distributions declared or paid with respect to, or repurchases or issuances of, any shares of Marathon Stock prior to the close of business on the date Delhi Stock is first issued attributed to the Delhi Group, (C) any dividends or other distributions declared or paid with respect to, or repurchases or issuances of, any shares of Delhi Stock or any shares of Preferred Stock attributed to the Delhi Group, (D) assets or properties of the Delhi Group that are no longer included as part of the Delhi Group as a result of any such dividend, distribution or repurchase pursuant to the proviso to the definition of "Delhi Group" and (E) any other adjustments to stockholders' equity of the Delhi Group made in accordance with generally accepted accounting principles, less (y) the sum of the aggregate stated capital of all outstanding Preferred Stock attrib uted to the Delhi Group and the quotient of the aggregate par value of all out standing Delhi Stock divided by the Delhi Fraction and (ii) the excess of the fair market value of the net assets of the Delhi Group over the sum of the aggregate stated capital of all outstanding Preferred Stock attributed to the Delhi Group, and the quotient of the aggregate par value of all outstanding Delhi Stock dividend by the Delhi Fraction, or (b) in case there shall be no such amount, an amount equal to Delhi Net Income (if positive) for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

                           "Available Steel Dividend Amount", on any date,
                  shall mean either (a) the greater of (i) an amount equal to (x) $2.244 billion, increased or decreased, as appropriate, to reflect (A) Steel Net Income from the close of business on Decem ber 31, 1990, (B) any dividends or other distributions declared or paid with respect to, or repurchases or issuances of, any shares of common stock of the Corporation after December 31, 1990 and prior to the close of business on May 6, 1991 attributed to the U.S. Steel Group, (C) any dividends or other distributions declared or paid with respect to, or repurchases or issuances of, any shares of Steel Stock or any shares of Preferred Stock attributed to the U.S. Steel Group and (D) any other adjustments to stockholders' equity of the U.S. Steel Group made in accordance with generally accepted accounting principles, less (y) the sum of the aggregate par value of all outstanding Steel Stock and the aggregate stated capital of all outstanding Preferred Stock attributed to the U.S. Steel Group and (ii) the excess of the fair market value of the net assets of the U.S. Steel Group over the sum of the aggregate par value of all outstanding Steel Stock and the aggregate stated capital of all outstanding Preferred Stock attributed to the U.S. Steel Group, in the case of each of clause (i) and clause (ii) increased by an amount equal to any effects of the recognition of the transition obligation upon the adoption of Statement of Financial Accounting Standards (SFAS) No. 106, "Employer's Accounting for Postretirement Benefits Other than Pensions" (including any amendments thereto) and any cumulative effects of the adoption of SFAS No. 109, "Accounting for Income Taxes" (including any amendments thereto) in the year of adoption or (b) in case there shall be no such amount, an amount equal to Steel Net Income (if positive) for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

                           "Business Day" shall mean each weekday other
                  than any day on which any relevant class of Common Stock is not traded on any national securities exchange or the National Association of Securities Dealers Automated Quotations National Market System or in the over-the-counter market.

                           "Convertible Securities" shall mean any
                  securities of the Corporation that are convertible into or evidence the right to purchase any shares of any class of Common Stock, pursuant to antidilution provisions of such securities or other wise.

                           The "Delhi Fraction" as of any date is a
                  fraction the numerator of which shall be the number of shares of Delhi Stock outstanding on such date and the denominator of which shall be initially 14,000,000 provided that such fraction shall in no event be greater than one. The denominator of the Delhi Fraction shall be adjusted from time to time as appropriate to reflect (i) subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of the Delhi Stock and stock dividends payable in shares of Delhi Stock to holders of Delhi Stock and other reclassifications of Delhi Stock, (ii) the issuance of Delhi Stock, the proceeds of which are attributed to the Delhi Group and (iii) repur chases by the Corporation of outstanding shares of Delhi Stock.

                           "Delhi Group" shall mean, (i) all of the
                  businesses in which any of Delhi Gas Pipeline Corporation, The Nueces Company, Delhi Gasmark, Inc. (previously Texas Gasmark, Inc.), Tonkawa Gas Processing Company, Delhi Gas Marketing Corp. (previously TXO Gas Marketing Corp.), Delhi Gas Ventures Corp. (previ ously TXO Gas Ventures Corp.), Red River Gas Pipeline Corporation, Ozark Gas Pipeline Corporation, Sweetwater Pipeline Corporation, Western Gas Transmis sion, Inc., and Western Gas Corporation (or any of their predecessors or succes sors) is or has been engaged, directly or indirectly, (ii) all assets and liabilities of the Corporation to the extent attributed to any of such businesses, whether or not such assets or liabilities are or were assets and liabilities of such companies, and
                  (iii) such businesses, assets and liabilities acquired by the Corporation for the Delhi Group as determined by the Board of Directors to be included in the Delhi Group; provided that, from and after any dividend or distribution with respect to any shares of Delhi Stock, or any repurchase of shares of Delhi Stock from holders of Delhi Stock generally, the Delhi Group shall no longer include an amount of assets or properties of the Delhi Group equal to the aggregate amount of such kind of assets or properties so paid in respect of shares of Delhi Stock multiplied by a fraction, the numerator of which is equal to one less the Delhi Fraction and the denominator of which is equal to the Delhi Fraction. From and after the date on which all of the outstanding shares of Steel Stock are exchanged for shares of Delhi Stock pursuant to any provision of Section 2, all of the businesses, assets and liabilities of the U.S. Steel Group shall be included in the Delhi Group.

                           "Delhi Group Subsidiary" shall have the meaning
                  set forth in Section 2(c)(v).

                           "Delhi Net Income" shall mean the net income or
                  loss of the Delhi Group determined in accordance with generally accepted accounting principles, includ ing income and expenses of the Corporation attributed to the operations of the Delhi Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and other financial costs and income taxes.

                           "Disposition" shall mean the sale, transfer,
                  assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise) of properties or assets.

                           "Exchange Date" shall mean any date fixed for an
                  exchange of shares of any class of Common Stock, as set forth in a notice to holders of such class of Common Stock pursuant to Section 2(d)(i).

                           "Marathon Group" shall mean, at any time, (i)
                  all of the businesses in which any of the Marathon Oil Company, Texas Oil & Gas Corp., Carnegie Natural Gas Company and Apollo Gas Company (or any of their predecessors or successors) is or has been engaged, directly or indirectly, other than the businesses of the Delhi Group after the date of the first issuance of Delhi Stock, (ii) all assets and liabilities of the Corporation to the extent attributed to any of such businesses, whether or not such assets or liabilities are or were assets and liabilities of such companies, (iii) a proportionate interest in the business, assets and liabilities of the Delhi Group equal to one less the Delhi Fraction, and (iv) such businesses, assets, and liabilities acquired by the Corporation for the Marathon Group after May 6, 1991 and as determined by the Board of Directors to be included in the Marathon Group; provided, that, from and after any dividend or distribution with respect to any shares of Delhi Stock, or any repurchase of shares of Delhi Stock from holders of Delhi Stock generally, the Marathon Group shall include an amount of assets or properties of the Delhi Group equal to the aggregate amount of such kind of assets or properties so paid in respect of shares of Delhi Stock multiplied by a fraction, the numerator of which is equal to one less the Delhi Fraction and the denominator of which is equal to the Delhi Fraction. From and after the date on which there are no shares of Steel Stock outstanding (other than as a result of an exchange for shares of Delhi Stock pursuant to any provision of Section 2), all of the businesses, assets and liabilities of the U.S. Steel Group shall be included in the Marathon Group.

                           "Marathon Group Subsidiary" shall have the
                  meaning set forth in Section 2(a)(i).

                           "Market Value" of any class of capital stock of
                  the Corporation on any Business Day shall mean the average of the high and low reported sales prices regular way of a share of such class on such Business Day or in case no such reported sale takes place on such Business Day the average of the reported closing bid and asked prices regular way of a share of such class on such Business Day, in either case on the New York Stock Exchange Composite Tape, or if the shares of such class are not listed or admitted to trading on such Exchange on such Busi ness Day, on the principal national securities exchange in the United States on which the shares of such class are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange on such Business Day, on the National Association of Securities Dealers Automated Quotations National Market System, or if the shares of such class are not listed or admitted to trading on any national securities exchange or quoted on such National Market System on such Business Day, the average of the closing bid and asked prices of a share of such class in the over-the-counter market on such Business Day as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation, or if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such Business Day, the market value of a share of such class as determined by the Board of Directors; provided that (i) for purposes of determining the ratios set forth in Sections 2(b)(i), 2(b)(ii), 2(c)(ii), 2(c)(iii), 3(a) and 4, the "Market
                  Value" of any share of any class of Common Stock on any day prior to the "ex" date or any similar date for any dividend or distribution paid or to be paid with respect to such class of Common Stock (other than a regular quarterly cash dividend or a dividend or distribution in shares of such class of Common Stock) shall be reduced by the fair market value of the per share amount of such dividend or distribution and (ii) for purposes of determining the ratios set forth in Sections 2(b)(i), 2(b)(ii), 2(c)(i), 2(c)(ii), 2(c)(iii) and 3(a), the
                  "Market Value" of any share of any class of Common Stock on any day prior to (A) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such class of Common Stock or (B) the "ex" date or any similar date for any dividend or distribution with respect to either such class of Common Stock in shares of such class of Common Stock shall be appropriately adjusted to reflect such subdivision, combination, dividend or distribution. For the purposes of the foregoing clause (i), the Board of Directors shall determine the fair market value of any dividend or distribution.

                           "Net Proceeds", as of any date, from any
                  Disposition of any of the proper ties and assets of the U.S. Steel Group or the Delhi Group, as the case may be, shall mean an amount, if any, equal to the gross proceeds of such Disposition after any payment of, or reasonable provision for, (i) any taxes payable by the Corpora tion in respect of such Disposition, (ii) any taxes payable by the Corporation in respect of any dividend or redemption pursuant to clause (A) or (B), respectively, of Sections 2(b)(i) or 2(c)(i), respectively, (iii) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and
                  (iv) any liabilities (contingent or otherwise) of, or allocated to, the U.S. Steel Group or the Delhi Group, as the case may be, including, without limitation, any indemnity obligations incurred in connection with the Disposition. For purposes of this definition, any properties and assets of the Steel Group or the Delhi Group, as the case may be, remaining after such Disposition shall constitute "reasonable provision" for such amount of taxes, costs and liabilities (contingent or otherwise) as can be supported by such properties and assets. To the extent the proceeds of any Disposition include any securities or other property other than cash, the Board of Directors shall determine the value of such securities or property.

                           "Redemption Date" shall mean any date fixed for
                  a redemption of shares of any class of Common Stock, as set forth in a notice to holders of such class of Common Stock pursuant to Section 2(d)(i).

                           "Steel Net Income" shall mean the net income or
                  loss of the U.S. Steel Group determined in accordance with generally accepted accounting principles, including income and expenses of the Corporation attributed to the operations of the Steel Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and other financial costs and income taxes.

                           "U.S. Steel Group" shall mean, at any time, all
                  of the businesses in which the Corporation is or has been engaged, directly or indirectly, and all assets and liabilities of the Corporation, other than any businesses, assets or liabilities of the Marathon Group or the Delhi Group if any shares of Marathon Stock or Delhi Stock are outstanding.

                           "U.S. Steel Group Subsidiary" shall have the
                  meaning set forth in Section 2(b)(iii).

                  6. Determinations by the Board of Directors. Any determinations made by the Board of Directors of the Corporation under any provision in this Division I of Article Fourth shall be final and binding on all stockholders of the Corporation.



                                DIVISION II

         A statement of the designations of the Preferred Stock or of any series thereof, and the powers, preferences and relative, participating, optional or other special rights, and qualifica tions, limitations or restrictions thereof, or of the authority of the Board of Directors to fix by resolution or resolutions such designations and other terms not fixed by the Certificate of Incorporation, is as follows:

                  1. The Preferred Stock may be issued in one or more series, from time to time, with each such series to have such designation, powers, preferences and relative, partici pating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation, subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board of Directors being hereby expressly vested with authority to adopt any such resolution or resolutions. The authority of the Board of Directors with respect to each such series shall include, but not be limited to, the determination or fixing of the following:

                                    (i) The distinctive designation and
                           number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors;

                                    (ii) The dividend rate of such series,
                           the conditions and times upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or series thereof, or any other series of the same class, and whether dividends shall be cumulative or non-cumulative;

                                    (iii) The conditions upon which the
                           shares of such series shall be subject to redemption by the Corporation and the times, prices and other terms and provisions upon which the shares of the series may be re deemed;

                                    (iv) Whether or not the shares of the
                           series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

                                    (v) Whether or not the shares of the
                           series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class, and, if provi sion is made for conversion or exchange, the times, prices, rates, adjust ments, and other terms and conditions of such conversion or exchange;

                                    (vi) Whether or not the shares of the
                           series shall have voting rights, in addition to the voting rights provided by law, and, if so, subject to the limitation hereinafter set forth, the terms of such voting rights;

                                    (vii) The rights of the shares of the
                           series in the event of volun tary or involuntary liquidation, dissolution, or upon the distribution of assets of the Corporation;

                                    (viii) Any other powers, preferences
                           and relative, participating, optional or other special rights, and qualifications, limitations or restric tions thereof, of the shares of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation.

                  2. The holders of shares of the Preferred Stock of each series shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the rates fixed by the Board of Directors for such series, and no more, before any dividends, other than dividends payable in Common Stock, shall be declared and paid, or set apart for payment, on the Common Stock with respect to the same dividend period.

                  3. Whenever, at any time, dividends on the then outstanding Preferred Stock as may be required with respect to any series outstanding shall have been paid or declared and set apart for payment on the then outstanding Preferred Stock, and after complying with respect to any retirement or sinking fund or funds for any series of Preferred Stock, the Board of Directors may, subject to the provisions of the resolution or resolutions creating any series of Preferred Stock, declare and pay dividends on the Common Stock, and the holders of shares of the Preferred Stock shall not be entitled to share therein.

                  4. The holders of shares of the Preferred Stock of each series shall be entitled upon liquidation or dissolution or upon the distribution of the assets of the Corporation to such preferences as provided in the resolution or resolutions creating such series of Preferred Stock, and no more, before any distribution of the assets of the Corporation shall be made to the holders of shares of the Common Stock.

                  5. Except as otherwise provided by a resolution or resolutions of the Board of Directors creating any series of Preferred Stock or by the General Corporation Law of Delaware, the holders of shares of the Common Stock issued and outstanding shall have and possess the exclusive right to notice of stockholders' meetings and the exclusive power to vote. The holders of shares of the Preferred Stock issued and outstanding shall, in no event, be entitled to more than one vote for each share of Preferred Stock held by them unless otherwise required by law.

                  Terms of the Preferred Stocks are as follows:

                  Series A Junior Preferred Stock

                  Section 1. Designation and Amount. This resolution shall provide for a single series of preferred stock, the designation of which shall be "Series A Junior Preferred Stock", without par value, and the number of shares constituting such series shall be Eight Million (8,000,000).

                  Section 2.  Dividends and Distributions.

                           (A) Subject to the prior and superior rights of
                  the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Preferred Stock with respect to dividends, the holders of shares of Series A Junior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and Decem ber in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $5.00 or
                  (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), to be or being declared on the Common Stock, par value $1.00 per share, of the Corporation (the "Common Stock") with respect to the same divi dend period. If the Quarterly Dividend Payment Date is a Saturday, Sunday or legal holiday then such Quarterly Dividend Payment Date shall be the first immediately preceding calendar day which is not a Saturday, Sunday or legal holiday. In the event the Corporation shall at any time after October 10, 1989 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                           (B) The Corporation shall declare a dividend or
                  distribution on the Series A Junior Preferred Stock as provided in paragraph (A) above immediately prior to the time it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall be declared on the Common Stock with respect to a particular dividend period, a dividend of $5.00 per share on the Series A Junior Preferred Stock shall nevertheless be payable on such Quarterly Dividend Pay ment Date with respect to such quarterly period.

                           (C) Dividends shall begin to accrue and be
                  cumulative on outstanding shares of Series A Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof. Dividends in arrears may be declared and paid at any time, without reference to any Quarterly Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

                           (D) Except as hereinafter provided, no dividends
                  shall be declared or paid or set apart for payment on the shares of Series A Junior Preferred Stock for any period if the Corporation shall be in default in the payment of any dividends (including cumulative dividends, if applicable) on any shares of Preferred Stock ranking, as to dividends, prior to the Series A Junior Preferred Stock, unless the same shall be contemporaneously declared and paid.

                           (E) Dividends payable on the Series A Junior
                  Preferred Stock for the initial dividend period and for any period less than a full quarterly period, shall be computed on the basis of a 360-day year of 30-day months.

                  Section 3. Voting Rights. The holders of shares of Series A Junior Preferred Stock shall have the following voting rights:

                           (A) Each share of Series A Junior Preferred
                  Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation. The holders of Series A Junior Preferred Stock shall be entitled to notice of all meetings of the stockholders of the Corporation.

                           (B) Except as otherwise provided herein or by
                  law, the holders of shares of Series A Junior Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                           (C) If, on the date used to determine
                  stockholders of record for any meeting of stockholders for the election of directors, a default in preference dividends on the Preferred Stock shall exist, the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Preferred Stock of all series (whether or not the holders of such series of Preferred Stock would be entitled to vote for the election of directors if such default in preference dividends did not exist), shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of Common Stock, to elect two directors of the Corporation to fill such newly created directorships. Each director elected by the holders of shares of Preferred Stock (herein called a "Preferred Director"), shall continue to serve as such director for the full term for which he shall have been elected, notwithstand ing that prior to the end of such term a default in preference dividends shall cease to exist. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at a meeting of the stockholders, or of the holders of shares of Preferred Stock, called for the purpose. So long as a default in any preference dividends on the Preferred Stock shall exist (i) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (ii)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (ii) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director.

                  Whenever the term of office of the Preferred Directors shall end and no default in preference dividends shall exist, the number of directors constituting the Board of Directors of the Corporation shall be reduced by two. For the purposes of this paragraph (C), a "default in preference dividends" on the Preferred Stock shall be deemed to have occurred whenever the amount of accrued and unpaid dividends upon any series of the Preferred Stock shall be equivalent to six full quarterly dividends or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Preferred Stock of each and every series then outstanding shall have been paid through the last Quarterly Dividend Payment Date.

                  Section 4.  Certain Restrictions.

                           (A) Whenever quarterly dividends or other
                  dividends or distributions payable on the Series A Junior Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                                    (i) declare or pay dividends on, make
                           any other distributions on (other than a dividend in Common Stock or in any other stock of the Corporation ranking junior to the Series A Junior Preferred Stock as to dividends and upon liquidation, dissolution or winding up and other than as provided in subparagraph (ii) of this section), or redeem or purchase or otherwise acquire for consideration (except by conversion into or ex change for stock of the Corporation ranking junior to the Series A Junior Preferred Stock as to dividends and upon dissolution, liquidation or winding up), any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Pre ferred Stock;

                                    (ii) declare or pay dividends on or
  ! make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Preferred Stock, except dividends paid ratably on the Series A Junior Preferred Stock and all stock ranking on a parity with the Series A Junior Preferred Stock as to dividends on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                                    (iii) redeem or purchase or otherwise
                           acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Preferred
                           Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Junior Preferred Stock;

                                    (iv) purchase or otherwise acquire for
                           consideration any shares of Series A Junior
                           Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                           (B) The Corporation shall not permit any
                  subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corpo ration unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                  Section 5. Reacquired Shares. Any shares of Series A Junior Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolu tions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                  Section 6.  Liquidation, Dissolution or Winding Up.

                           (A) In the event of any voluntary or involuntary
                  liquidation, dissolution or winding up of the Corporation, the holders of the Series A Junior Preferred Stock shall be entitled to receive the greater of (a) $100 per share, plus accrued divi dends to the date of distribution, whether or not earned or declared, or (b) an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock (the "Series A Liquidation Preference"). In the event the Corpo ration shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Preferred Stock were entitled immediately prior to such event pursuant to clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                           (B) In the event, however, that there are not
                  sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

                  Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstand ing immediately prior to such event.

                  Section 8.  Optional Redemption.

                           (A) The Corporation shall have the option to
                  redeem the whole or any part of the Series A Junior Preferred Stock at any time on at least 30 days notice in accordance with the provisions of paragraph (B) of this
                  Section 8 at a redemption price equal to, subject to the provision for adjustment hereinafter set forth, 100 times the "current per share market price" of the Common Stock on the date of the mailing of the notice of redemption, together with unpaid accumulated dividends to the date of such redemption. In the event the Corporation shall at any time after October 10, 1989 (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Preferred
                  Stock were otherwise entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. The "current per share market price" on any date shall be deemed to be the average of the closing price per share of such Common Stock for the 10 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transac tion reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Corporation. If on such date no such market maker is making a market in the Common Stock, the fair value of the Common Stock on such date as determined in good faith by the Board of Directors of the Corporation shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York are not authorized or obligated by law or executive order to close.

                           (B) Whenever shares of Series A Junior Preferred
                  Stock are to be re deemed, the Corporation shall mail a notice ("Notice of Redemption") by first- class mail, postage prepaid, to each holder of record of shares of Series A Junior Preferred Stock to be redeemed and to the transfer agent for the Series A Junior Preferred Stock. The Notice of Redemption shall be addressed to the holder at the address of the holder appearing on the stock transfer books of the Corporation maintained by the transfer agent for the Series A Junior Preferred Stock. The Notice of Redemption shall include a statement of (i) the redemption date, (ii) the redemption price, (iii) the number of shares of Series A Junior Preferred Stock to be redeemed, (iv) the place or places where shares of the Series A Junior Preferred Stock are to be surrendered for payment of the redemption price, (v) that the dividends on the shares to be redeemed will cease to accrue on such redemption date, and (vi) the provision under which redemption is made. No defect in the Notice of Redemption or in the mailing thereof shall affect the validity of the redemption proceedings, except as required by law. From the date on which a Notice of Redemption shall have been given as aforesaid and the Corporation shall have deposited with the transfer agent for the Series A Junior Preferred Stock a sum sufficient to redeem the shares of Series A Junior Preferred Stock as to which Notice of Redemption has been given, with irrevocable instructions and authority to pay the redemption price to the holders thereof, or if no such deposit is made, then upon such date fixed for redemption (unless the Corporation shall default in making payment of the redemption price), all rights of the holders thereof as stockholders of the Corporation by reason of the ownership of such shares (except their right to receive the redemption price thereof, but without interest), shall terminate including, but not limited to, their right to receive dividends, and such shares shall no longer be deemed outstanding. The Corpora tion shall be entitled to receive, from time to time, from the transfer agent for Series A Junior Preferred Stock the interest, if any, on such monies deposited with it and the holders of any shares so redeemed shall have no claim to any such interest. In case the holder of any shares so called for redemption shall not claim the redemption price for his shares within one year after the date of redemption, the transfer agent for the Series A Junior Preferred Stock shall, upon demand, pay over to the Corporation such amount remaining on deposit and the transfer agent for the Series A Junior Preferred Stock shall thereupon be relieved of all responsi bility to the holders of such shares and such holder of the shares of the Series A Junior Preferred Stock so called for redemption shall look only to the corporation for the payment thereof.

                           (C) In the event that fewer than all the
                  outstanding shares of the Series A Junior Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by any other method as may be determined by the Board of Directors in its sole discretion to be equitable.

                           (D) If the Corporation shall be in default in
                  the payment of any dividends (including cumulative dividends, if applicable) on any shares of Preferred Stock ranking, as to dividends, prior to the Series A Junior Preferred Stock, then no shares of the Series A Junior Preferred Stock shall be redeemed and the Corpora tion shall not purchase or otherwise acquire any shares of the Series A Junior Preferred Stock.

                  Section 9.  Ranking.

                           (A) The Series A Junior Preferred Stock shall
                  rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, unless the terms of any such series shall provide otherwise.

                           (B) For purposes of this resolution, any stock
                  of any class or classes of the Corporation shall be deemed to rank:

                                    (i) prior to the shares of the Series A
                           Junior Preferred Stock, either as to dividends or upon liquidation, dissolution or winding up, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of the Series A Junior Preferred Stock. Each holder of any share of the Series A Junior Preferred Stock, by his acceptance thereof, expressly covenants and agrees that the rights of the holders of any shares of any other series of Preferred Stock of the Corporation to receive dividends or amounts distributable upon disso lution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be and hereby are expressly prior to his rights unless in the case of any particular series of Preferred Stock the certificate or other instrument creating or evidencing the same expressly provides that the rights of the holders of such series shall not be prior to the shares of the Series A Junior Preferred Stock; and

                                    (ii) on a parity with shares of the
                           Series A Junior Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of the Series A Junior Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether volun tary or involuntary, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of the Series A Junior Preferred Stock; and

                                    (iii) junior to shares of the Series A
                           Junior Preferred Stock, either as to dividends or upon liquidation, if such class or classes shall be Common Stock or if the holders of shares of the Series A Junior Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of such class or classes.

                  Section 10. Amendment. Except as otherwise set forth in this Certificate of Designation, Preferences and Rights with respect to the Series A Junior Preferred Stock, holders of Series A Junior Preferred Stock shall not have any special powers and their consent shall not be required for taking any corporate action, provided, however, that:

                           (A) Unless the vote or consent of the holders of
                  a greater number of shares shall then be required by law, the consent of the holders of at least 66 2/3% of all of the shares of the Series A Junior Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of the Series A Junior Preferred Stock shall vote together as a separate class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or of any certificate amendatory thereof or supple mental thereto (including any Certificate of Designation, Preferences and Rights of any similar document relating to any series of Preferred Stock) so as to affect adversely the powers, preferences, or rights, of this Series A Junior Preferred Stock. The increase of the authorized amount of the Preferred Stock, or the creation, authorization or issuance of any shares of any other class of stock of the Corporation ranking prior to or on a parity with the shares of the Series A Junior Preferred Stock as to dividends or upon liquidation, or the reclassification of any authorized or outstanding stock of the Corporation into any such prior or parity shares, or the creation, authorization or issuance of any obligation or security convertible into or evidencing the right to purchase any such prior or parity shares shall not be deemed to affect adversely the powers, preferences or rights of the Series A Junior Preferred Stock.

                  Section 11. Fractional Shares. Series A Junior Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights or holders of Series A Junior Preferred Stock.

                  6.50% Cumulative Convertible Preferred Stock
                  (Without Par Value)

                  1. Designation. This resolution shall provide for a single series of Preferred Stock, the designation of which shall be "6.50% Cumulative Convertible Preferred Stock", without par value (hereinafter called this "Series"), and the number of authorized shares constituting this Series is 3,000,000. Shares of this Series shall have a stated value of $1.00 per share (which shall also be the stated capital of each share). The number of authorized shares of this Series may be reduced by further resolution adopted by the Board of Directors and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, but the number of authorized shares of this Series shall not be so increased.

                  2.    Dividends.

                           (a) The holders of shares of this Series shall
                  be entitled to receive dividends payable in cash at a rate of 6.50% per annum per share on the initial liquidation preference of $50.00 per share. Such dividends shall be cumulative from the date of original issue of such shares, and shall be payable, when, as and if declared by the Board of Directors, out of funds legally available for such purpose, on the last calender day of March, June, September and December of each year, commencing June 30, 1993, except that if such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the first immedi ately preceding calendar day which is not a Saturday, Sunday or legal holiday.

                           (b) Each dividend on shares of this Series shall
                  be paid to the holders of record of such shares as they appear on the stock transfer books of the Corpora tion on such record date, not exceeding 30 days preceding the payment date thereof, as shall be fixed by the Board of Directors. Dividends in arrears for any past dividend period or any part thereof may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

                           (c) Except as hereinafter provided, no dividends
                  shall be declared or paid or set apart for payment on the Preferred Stock of any series ranking, as to dividends, on a parity with or junior to this Series for any period unless full cumulative dividends have been or contemporaneously are declared and paid on this Series for all past dividend periods. When dividends are not paid in full, as aforesaid, upon the shares of this Series and any other Preferred Stock ranking on a parity as to dividends with this Series, all dividends declared upon shares of this Series and any other Preferred Stock ranking on a parity as to dividends with this Series shall be declared pro rata so that the amount of dividends declared per share on this Series and such other Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of this Series and such other Preferred Stock bear to each other. Holders of shares of this Series shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on this Series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on this Series which may be in arrears.

                           (d) So long as any shares of this Series are
                  outstanding, no dividend (other than a dividend in Common Stock or in any other stock of the Corporation ranking junior to this Series as to dividends and upon liquidation and other than as provided in Section 2(c)) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or any other stock of the Corporation ranking junior to or on a parity with this Series as to dividends or upon liquidation, nor shall any Common Stock nor any other stock of the Corpo ration ranking junior to or on a parity with this Series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to this Series as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on all outstanding shares of this Series shall have been paid or contemporaneously are declared and paid for all past dividend periods.

                           (e) Dividends payable on this Series for each
                  full quarterly dividend period shall be computed by dividing the annual dividend rate by four and multiplying by the initial liquidation preference of $50.00 per share. Dividends payable on this Series for any period shorter or longer than a full quarterly dividend period, including for the initial dividend period, shall be computed on the basis of a 360-day year of twelve 30-day months.

                  3. Optional Redemption; Provision for U.S. Steel Group Special Events; Related Provisions.

                           (a) Except as provided in Section 3(b), the
                  shares of this Series shall not be redeemable by the Corporation prior to April 1 1996. On and after April 1, 1996, shares of this Series may, subject to the satisfaction of the condition set forth in the last sentence of this Section 3(a), be redeemed, in whole at any time or in part from time to time, at the option of the Corporation, out of funds legally available for such purpose, for cash in an amount equal to the following redemp tion prices per share if redeemed during the twelve-month period beginning April 1 of the year indicated below, upon giving notice as provided below:

                               Redemption Price
                         (As a percentage of initial        Dollar Equivalent
        Year               liquidation preference)              Per Share
        ----              -------------------------            ----------
        1996                        104.55%                      $52.275
        1997                        103.90                        51.950
        1998                        103.25                        51.625
        1999                        102.60                        51.300
        2000                        101.95                        50.975
        2001                        100.30                        50.650
        2002                        100.65                        50.325
      2003 and                      100.00                        50.000
     thereafter

                  and thereafter at the initial liquidation preference of $50.00 per share, plus, in each case, an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption. No shares of this Series may be redeemed in accordance with this Section 3(a) if the Corporation shall be advised on or prior to the related Redemption Date by either Moody's Investors Services, Inc. ("Moody's") (pro vided that Moody's is then rating the senior unsecured debt of the Corporation) or Standard & Poor's Corporation ("S&P") (provided that S&P is then rating the senior unsecured debt of the Corporation) that such redemption would result in an immediate lowering by Moody's or S&P, as the case may be, of the credit rating on the Corporation's senior unsecured debt from its then existing level, unless the Corporation shall have received from the issuance of common stock of the Corporation, since the date which is two years prior to the related Redemption Date, net proceeds in an aggregate amount at least equal to the product of the initial liquidation preference of $50.00 per share times the number of shares of this Series to be redeemed.

                           (b) (i) The shares of this Series shall be
                  redeemed by the Corporation, in whole, out of funds legally available for such purpose, for cash in an amount equal to the Redemption Price if any of the following events with respect to the U.S. Steel Group occur (such events, collectively, the "U.S. Steel Group Special Events");

                                            (A) (1) The Corporation
                                    exchanges all of the outstanding shares
                                    of Steel Stock for all of the
                                    outstanding shares of common stock of
                                    the U.S. Steel Group Subsidiary (as
                                    provided in Section 2(b)(iii) of
                                    Division I of the Certificate of
                                    Incorporation) (the "Steel Group
                                    Subsidiary Exchange") or (2) in the
                                    event of a Dispo sition of all or
                                    substantially all of the properties and
                                    assets of the U.S. Steel Group, the
                                    Corporation either pays a dividend on
                                    the Steel Stock in, or redeems a number
                                    of shares of Steel Stock for, an amount
                                    equal to the Net Proceeds of such
                                    Disposition (as provided in Section
                                    2(b)(i)(A) or Section 2(b)(i)(B),
                                    respectively, of Divi sion I of the
                                    Certificate of Incorporation) (the
                                    "Steel Group Dispo sition Dividend" or
                                    the "Steel Group Disposition
                                    Redemption", respectively ); or

                                            (B) The Corporation pays a
                                    dividend on, or the Corpora tion or any
                                    of its Subsidiaries consummates a
                                    tender offer or exchange offer for,
                                    shares of Steel Stock and the aggregate
                                    amount of such dividend or the
                                    consideration paid in such tender offer
                                    or exchange offer is an amount equal to
                                    all or substantially all of the
                                    properties and assets of the U.S. Steel
                                    Group (the "Steel Group Special
                                    Dividend" or the "Steel Group Tender or
                                    Exchange Offer", respectively);
                                    provided that the calculation of all or
                                    substantially all of the properties and
                                    assets of the U.S. Steel Group shall be
                                    made without giving effect to any money
                                    borrowed by the Corpo ration or any of
                                    its Subsidiaries in connection with
                                    such dividend or tender offer or
                                    exchange offer, as the case may be.

                  The Redemption Date of shares of this Series pursuant to this Section 3(b)(i) shall be, if the applicable U.S. Steel Group Special Event is (I) the Steel Group Subsid iary Exchange, the date of such exchange, (II) the Steel Group Disposition Dividend or the Steel Group Special Dividend, the date such dividend is paid, (III) the Steel Group Disposition Redemption, the date of such redemption or (IV) the Steel Group Tender or Exchange Offer, the date such tender offer or exchange offer is consummated. Notwithstanding anything to the contrary contained in this Section 3(b)(i), any redemption pursuant to this
                  Section 3(b)(i) shall be conditioned upon the actual exchange of Steel Stock for shares of com mon stock of the U.S. Steel Group Subsidiary, payment of the Steel Group Disposition Dividend or the amount due as a result of the Steel Group Disposition Redemption (in each case in the required kind of capital stock, cash, securities and/or other property), payment of the Steel Group Special Dividend or the consummation of the Steel Group Tender or Exchange Offer, as the case may be.

                                    (ii) The shares of this Series shall be
                           redeemed by the Corpora tion, in whole, out of funds legally available for such purpose, for cash in an amount equal to the Redemption Price if following the Disposition of all or substantially all of the properties and assets of the U.S. Steel Group, the Corporation exchanges all of the outstanding shares of Steel Stock for Marathon Stock (as provided in Section 2(b)(i)(C) of Division I of the Certificate of Incorporation) and, at any time subsequent to such exchange, any of the following events with respect to the Marathon Group occur (such events, collectively, the "Marathon Group Special Events"):

                                            (A) The Corporation exchanges
                                    all of the outstanding shares of
                                    Marathon Stock for all of the
                                    outstanding shares of common stock of
                                    the Marathon Group Subsidiary (as
                                    provided in Section 2(a)(i) of Division
                                    I of the Certificate of Incorporation)
                                    (the "Marathon Group Subsidiary
                                    Exchange"); or

                                            (B) The Corporation pays a
                                    dividend on, or the Corpora tion or any
                                    of its Subsidiaries consummates a
                                    tender offer or exchange offer for,
                                    shares of Marathon Stock and the
                                    aggregate amount of such dividend or
                                    the consideration paid in such tender
                                    offer or exchange offer is an amount
                                    equal to all or substantially all of
                                    the properties and assets of the
                                    Marathon Group (the "Marathon Group
                                    Special Dividend" or the "Marathon
                                    Group Tender or Exchange Offer",
                                    respectively); provided that the
                                    calculation of all or substantially all
                                    of the properties and assets of the
                                    Marathon Group shall be made without
                                    giving effect to any money borrowed by
                                    the Corporation or any of its
                                    Subsidiaries in connection with such
                                    dividend or tender offer or exchange
                                    offer, as the case may be; provided,
                                    further, that, at the time of the
                                    payment of such dividend on, or the
                                    consummation of such tender or exchange
                                    offer for, Marathon Stock, there is
                                    another class of common stock, other
                                    than Marathon Stock, of the Corporation
                                    then outstanding.

                  The Redemption Date of shares of this Series pursuant to this Section 3(b)(ii) shall be, if the applicable Marathon Group Special Event is (I) the Marathon Group Subsidiary Exchange, the date of such exchange, (II) the Marathon Group Special Dividend, the date such dividend is paid or (III) the Marathon Group Tender or Exchange Offer, the date such tender offer or exchange offer is consum mated. Notwithstanding anything to the contrary contained in this Section 3(b)(ii), any redemption pursuant to this Section 3(b)(ii) shall be conditioned upon the actual exchange of Marathon Stock for shares of common stock of the Mara thon Group Subsidiary, payment of the Marathon Group Special Dividend or the consummation of the Marathon Group Tender or Exchange Offer, as the case may be.

                           (c) The following general redemption provisions
                  shall apply, as the context requires, to any redemption of any shares of this Series pursuant to this Section 3:

                                    (i) In the event that fewer than all
                           the outstanding shares of this Series are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by any other method as may be determined by the Board of Directors in its sole discretion to be equitable, provided that the Corpora tion may redeem any number of shares of this Series owned by holders whose aggregate holdings of such shares do not exceed 100 as may be specified, by the Corporation.

                                    (ii) In the event the Corporation shall
                           redeem shares of this Series pursuant to this
                           Section 3, notice of such redemption shall be given, (x) if such redemption is a result of the Steel Group Tender or Exchange Offer or the Marathon Group Tender or Exchange Offer, on the date of the public announcement of such tender offer or exchange offer by the Corpo ration or any of its Subsidiaries, but in any event not less than 30 days prior to such redemption, and on the date of the public announcement of any extension thereof, (y) if such redemption is a result of the Steel Group Disposition Dividend or the Steel Group Disposition Redemption, on a date not less than 45 days prior to the date selected by the Board of Direc tors for the payment of such dividend or such redemption and
                           (z) other wise, on a date at least 30 days but not more than 60 days prior to the date fixed for such redemption by the Board of Directors, in each case to each holder of record of the shares of this Series to be redeemed. Such notice shall be given by first class mail, postage prepaid, at such holder's address as the same appears on the stock transfer books of the Corporation. Neither the failure to mail, to any particular holder, any notice required by this
                           Section 3(c)(ii) nor any defect therein or in the mailing thereof, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to any other holder. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such notice shall state, as appropriate: (A) the Redemp tion Date; (B) the number of shares of this Series to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (C) the Redemp tion Price to be paid in respect of the redemption; (D) the place or places where certificates for such shares are to be surrendered for the payment of the Redemption Price; (E) the then current Conversion Price and, if any event then known to the Corporation will result in an adjustment to the Conversion Price on or prior to the Redemption Date, such adjusted Conversion Price and the date of such adjustment; (F) if such redemption of shares of this Series is the result of a U.S. Steel Group Special Event or a Marathon Group Special Event, that such redemption is conditioned upon the occurrence of the applicable U.S. Steel Group Special Event or Marathon Group Special Event and if that U.S. Steel Group Special Event is the Steel Group Disposition Dividend or the Steel Group Disposition Redemption, the last date on which the shares of this Series may be converted into shares of Steel Stock, determined as set forth in Section 4(a); and (G) that dividends on the shares of this Series to be redeemed shall cease to accrue on the Redemption Date, provided that if such redemption of shares of this Series is the result of a U.S. Steel Group Special Event or a Marathon Group Special Event, the conditions to such redemption shall have been satisfied.

                                    (iii) Notice having been given as
                           provided in Section 3(c)(ii), from and after the Redemption Date (unless default shall be made by the Corporation in providing an adequate amount of money for the payment of the Redemption Price necessary to effect such redemption in accordance with the terms hereof) (A) except if the redemption is the result of a U.S. Steel Group Special Event or a Marathon Group Special Event and the conditions to such redemption shall not have been satisfied, dividends on the shares of this Series so called for redemption shall cease to accrue, (B) such shares shall no longer be deemed to be outstanding and (C) all rights of the holders thereof as holders of shares of this Series shall cease (except the right to receive from the Corporation the Redemption Price, without interest thereon, upon surrender and endorsement of their certificates). Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, unless the Corporation shall waive such requirement), such shares shall be so re deemed by the Corporation.

                                    (iv) The Corporation's obligation to
                           provide an adequate amount of money for the payment of the Redemption Price necessary to effect any redemption in accordance with this
                           Section 3 shall be deemed fulfilled if, on or before the applicable Redemption Date, the Corporation shall deposit with a bank or trust company that has an office in the Borough of Manhattan, City of New York, and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, an amount of money adequate for the payment of the aggregate Redemption Price necessary for such redemption in accordance with the terms hereof, in trust, with irrevocable instructions that such money be applied to the redemption of the shares of this Series so called for redemption. If such redemption is conditioned upon the payment of the Steel Group Disposi tion Dividend or payment of the amount due as a result of the Steel Group Disposition Redemption, the Corporation shall deposit such moneys and give such irrevocable instructions in respect of such redemption, subject to the payment of such Steel Group Disposition Dividend or payment of the amount due as a result of such Steel Group Disposition Redemption, not later than the 30th day prior to the date selected by the Board for the payment of such dividend on, or the redemption of, Steel Stock, but in any event prior to the date the Corporation declares such dividend or gives notice of such redemption, each in accordance with Section 2 of Division I of the Certificate of Incorporation. No interest shall accrue for the benefit of the holders of shares of this Series to be redeemed on any money so payable by the Corporation in respect of any redemption. Subject to applicable escheat laws, any money unclaimed at the end of two years from the related Redemption Date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of such money. In case fewer than all the shares of this Series represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shared without cost to the holder thereof.

                                    (v) Any shares of this Series which
                           shall at any time have been redeemed shall, upon the taking of any action required by law, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

                                    (vi) Notwithstanding the foregoing
                           provisions of this Section 3, unless the full cumulative dividends on all outstanding shares of this Series shall have been paid or contemporaneously are declared and paid for all past dividend periods, no shares of this Series shall be redeemed unless all outstanding shares of this Series are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of this Series; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of this Series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of this Series.

                  4. Conversion or Exchange. Holders of shares of this Series shall have the right to convert all or a portion of such shares into shares of Steel Stock, as follows:

                           (a) Subject to and upon compliance with the
                  provisions of this Section 4, a holder of shares of this Series shall have the right, at such holder's option, at any time, to convert such shares into the number of fully paid and nonassessable shares of Steel Stock equal to the quotient of (i) the product of the initial liquida tion preference for shares of this Series of $50.00 per share for such shares times the number of shares of this Series to be converted, divided by (ii) the Conversion Price (as in effect on the date provided for in the last paragraph of Section 4(b)) by surrendering the certificates representing such shares to be converted, such surrender to be made in the manner provided in accordance with this
                  Section 4; provided that the right to convert shares of this Series called for redemption pursuant to Section 3 shall terminate at the close of business on the related Redemption Date, unless the Corporation shall default in making payment of any moneys payable upon such redemption under Section 3 or, if the redemption of shares of this Series is the result of a Steel Group Special Event or a Marathon Group Special Event, the conditions to such redemption shall not have been satisfied; and, provided further, that if the Corporation has given notice of a redemption pursuant to Section 3(c) which is conditioned on the occurrence of the Steel Group Disposition Dividend or the Steel Group Disposition Redemption, the right to convert shares of this Series shall terminate on the 31st day prior to the date selected by the Board of Directors for such redemption. Any holder of any share or shares of this Series may only convert whole shares of this Series and the Corporation shall not be obligated to issue any fractional shares of this Series.

                           (b) In order to exercise the conversion right,
                  the holder of any shares of this Series to be converted shall surrender the certificate representing such shares, duly endorsed or assigned to the corporation or in blank, at the office of the Transfer Agent, accompanied by written notice to the Corporation that the holder thereof elects to convert such shares or a specified portion thereof. Unless the shares issuable on conversion are to be issued in the same name as the name in which such shares of this Series are registered, any shares surrendered for conver sion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

                           Holders of shares of this Series at the close of
                  business on a record date for determining stockholders entitled to receive a dividend shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date (except that holders of shares called for redemption on a Redemption Date between such record date and the dividend payment date shall not be entitled to receive such dividend on such dividend payment date) notwithstanding the conversion thereof following such dividend record date and prior to such dividend payment date. However, shares of this Series surrendered for conversion during the period between the close of business on any dividend record date and the opening of business on the corresponding dividend payment date (except shares called for redemption on a Redemption Date during such period) must be accom panied by payment of an amount equal to the dividend payable on such shares on such dividend payment date. A holder of shares of this Series on a dividend record date who (or whose transferee) tenders any such shares for conversion into shares of Steel Stock on a dividend payment date will receive the dividend payable by the Corporation on such shares of this Series on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of such shares for conversion. Except as provided above, the Corpora tion shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Steel Stock issued upon such conversion.

                           As promptly as practicable after the surrender
                  of certificates for shares of this Series as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on such holder's written order, a certificate or certificates for the number of full shares of Steel Stock issuable upon the conversion of such shares in accordance with the provisions of this
                  Section 4, and any fractional interest in respect of a share of Steel Stock arising upon such conversion shall be settled as provided in Section 4(c).

                           Each conversion shall be deemed to have been
                  effected immediately prior to the close of business on the date on which the certificates for shares of this Series shall have been surrendered and the notice referred to in the third preceding paragraph (and, if applicable, payment of an amount equal to the dividend payable on such shares as described in the second preceding paragraph) received by the Corporation as aforesaid and the person or persons in whose name or names any certificate or certificates for shares of Steel Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion price in effect at such time on such date.

                           (c) No fractional shares or scrip representing
                  fractions of shares of Steel Stock or any other common stock of the Corporation shall be issued upon conver sion of any share of this Series. Instead of any fractional interest in a share of Steel Stock or such other common stock that would otherwise be deliverable upon the conversion of a share of this Series, the Corporation shall pay to the holder of such share an amount in cash based upon the Closing Price of Steel Stock or such other common stock on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Steel Stock or such other common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of this Series so surrendered.

                           (d) The Conversion Price per share of Steel
                  Stock shall be adjusted from time to time as follows:

                                    (i) If the Corporation shall after the
                           date on which shares of this Series are
                           initially issued (A) pay a dividend or make a distribution on any class of its capital stock in shares of Steel Stock, (B) subdivide the out standing Steel Stock into a greater number of shares or (C) combine the outstanding Steel Stock into a smaller number of shares, then the Conver sion Price in effect at the opening of business on the day next following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the day next following the day on which such subdivision or combination becomes effective, as the case may be, shall be adjusted so that the holder of any share of this Series thereafter surrendered for conversion shall be entitled to receive the number of shares of Steel Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision or combination. An adjustment made pursuant to this Section 4(d)(i) shall become effective immediately after the opening of business on the day next following the record date (except as provided in Section 4(m)) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision or combination.

                                    (ii) If the Corporation shall issue
                           after the date on which shares of this Series are initially issued rights or warrants (other than any rights or warrants (including the Rights) referred to in Section 4(d)(iii) below) to all holders of Steel Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Steel Stock at a price per share less than the Current Market Price per share of Steel Stock on the record date for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the opening of business on the day next following the date fixed for such determination by (II) a fraction, the numerator of which shall be the sum of (A) the number of shares of Steel Stock outstanding on the close of business on the date fixed for such determination and (B) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights or warrants for Steel Stock would purchase at such Current Market Price, and the denominator of which shall be the sum of (A) the number of shares of Steel Stock outstanding on the close of business on the date fixed for such determination and (B) the number of additional shares of Steel Stock offered for subscription or purchase pursuant to such rights or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in Section 4(m)). In determining whether any rights or warrants entitle the holders of Steel Stock to subscribe for or purchase shares of Steel Stock at less than the Current Market Price thereof, there shall be taken into ac count any consideration received by the Corporation upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

                                    (iii) If the Corporation shall
                           distribute to all holders of the Steel Stock any shares of capital stock (other than common stock of the Corpo ration), evidences of indebtedness, cash or other assets of the Corporation (including securities, but excluding (w) any dividend or distribution referred to in Section 4(d)(i), (x) any rights or warrants referred to in Section 4(d)(ii) or in the second or third paragraph of this Section 4(d)(iii), (y) any dividend or distribution paid exclusively in cash or (z) any stocks, securities or other property received as a result of a transaction referred to in Section 4(f)) (any of the foregoing being hereinafter referred to in this
                           Section 4(d)(iii) as the "Securities"), then in each such case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by (II) a fraction, the numerator of which shall be the Current Market Price per share of the Steel Stock on the record date mentioned below less the then fair market value (as deter mined by the Board of Directors) of the portion of the Securities so distributed to one share of Steel Stock, and the denominator of which shall be the Current Market Price per share of the Steel Stock on the record date mentioned below. Such adjustment shall become effective immediately at the opening of business on the day next following the record date for the determination of stockholders entitled to receive such distribution (except as provided in Section 4(m)).

                           With respect to the Amended and Restated Rights
                  Agreement, dated as of October 1, 1992 (as amended or otherwise modified from time to time, the "Restated Rights Agreement"), between the Corporation and Mellon Bank, N.A. (terms used in this paragraph and not otherwise defined herein having the mean ings set forth in the Restated Rights Agreement), the Conversion Price will be adjusted only when the Rights issuable pursuant thereto become exercisable after the Corporation's right of redemption thereunder has expired. Subject to the foregoing, upon the later to occur of the Distribution Date and a Section 11(a)(ii) Event (the "Adjustment Date"), the Conversion Price in effect at the opening of business on the Adjustment Date shall be adjusted to equal the price determined by multiplying such Conversion Price by a fraction the numerator of which shall be equal to the Current Market Price per share of the Steel Stock on the Trading Day immediately prior to the Adjustment Date less an amount equal to the quotient of (x) the aggregate fair market value on the Adjustment Date (as determined by the Board of Directors) of the Rights distributed under the Restated Rights Agreement divided by (y) the number of shares of Steel Stock outstanding on such day prior to the Adjustment Date and the denominator of which shall be equal to such Current Market Price per share of the Steel Stock. Such adjustment shall become effective immediately after the opening of business on the day next following such Adjustment Date.

                           In case the Corporation shall (other than
                  pursuant to the Restated Rights Agreement) distribute rights or warrants to purchase Steel Stock pro rata to all holders of Steel Stock which rights or warrants are not at such time immediately exercisable but, upon the occurrence of a specified event or events ("Exercise Trigger Date") will become exercisable and once they become exercisable will entitle, or upon the occurrence of an additional specified event or events ("Price Trigger Date") will entitle, the holder thereof to purchase Steel Stock at a price per share of Steel Stock less than the Current Market Price of the Steel Stock on the Trading Day next succeeding the later of the Exercise Trigger Date or the Price Trigger Date ("Adjustment Trigger Date") and there shall have occurred such Adjustment Trigger Date, thus permitting the holders of such rights or warrants irrevocably to exercise any exchange, subscription or purchase rights conferred by such rights or warrants at a price per share of Steel Stock less than such Current Market Price, then the Conversion Price in effect at the opening of business on the Adjustment Trigger Date shall be adjusted by multiplying (I) such Conversion Price by (II) a fraction, the numerator of which shall be equal to the Current Market Price per share of the Steel Stock on the Trading Day immediately prior to the Adjustment Trigger Date less an amount equal to the quotient of (x) the aggregate fair market value on the Adjustment Trigger Date of the rights or warrants so distributed (as determined by the Board of Directors) divided by (y) the number of shares of Steel Stock outstanding on such day prior to the Adjustment Trigger Date and the denominator of which shall be equal to such Current Market Price per share of the Steel Stock. Such adjustment shall become effective immediately after the opening of business on the day next following such Adjustment Trigger Date.

                                    (iv) If the Corporation shall, by
                           dividend or otherwise, at any time distribute to all holders of the Steel Stock cash (excluding any regular quarterly dividend payable solely in cash, any cash that is distributed as part of a distribution requiring a Conversion Price adjustment pursuant to Section 4(d)(iii) and cash that is distributed in a merger or consolidation to which Section 4(f) applies) in an aggregate amount that, together with (A) the aggregate amount of any other distributions to all holders of the Steel Stock made exclusively in cash (to which this Section 4(d)(iv) would otherwise apply) within the 12 months preceding the date of payment of such distribution and in respect of which no Conversion Price adjustment has been made and (B) all Excess Purchase Payments in respect of each tender offer or exchange offer or other negotiated purchase for Steel Stock concluded by the Corporation or any of its Subsidiaries within the 12 months preceding the date of payment of such distribution and in respect of which no Conversion Price adjustment has been made, exceeds an amount equal to 12 1/2% of the product of the Current Market Price per share of Steel Stock on the date fixed for determination of holders of Steel Stock entitled to receive such distribution times the number of shares of Steel Stock outstanding on such date, then the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying
                           (I) such Conversion Price in effect immediately prior to the Conversion Price adjustment contemplated by this Section 4(d)(iv) by (II) a fraction the numerator of which shall be the Current Market Price per share of the Steel Stock on the date fixed for determination of holders of Steel Stock entitled to receive such distribution less the combined amount of such cash and such Excess Purchase Payments so distributed applicable to one share of Steel Stock and the denominator of which shall be such Current Market Price per share of the Steel Stock on such date of determination. Such adjustment shall become effective immediately prior to the opening of business on the day next following the date fixed for such determination.

                                    (v) In case a tender offer or exchange
                           offer or other negotiated purchase made by the Corporation or any of its Subsidiaries for all or any portion of the Steel Stock shall be consummated, if the aggregate amount of any Excess Purchase Payment, together with (A) the aggregate amount of any distributions made to all holders of Steel Stock made exclusively in cash (excluding any regular quarterly dividend payable solely in cash, any cash that is distributed as part of a distribution requiring a Conversion Price adjustment pursuant to
                           Section 4(d)(iii) and cash that is distributed in a merger or consolidation to which Section 4(f) applies) within the 12 months preceding the consummation of such tender or exchange offer or other negotiated purchase and in respect of which no Conversion Price adjustment has been made, and (B) all other Excess Purchase Payments in respect of each tender or exchange offer or other negotiated purchase for Steel Stock concluded by the Corporation or any of its Subsidiaries within the 12 months preceding the consummation of such tender or exchange offer or other negotiated purchase and in respect of which no Conversion Price adjustment has been made, exceeds an amount equal to 12 1/2% of the product of the Current Market Price per share of Steel Stock on the consummation date of such tender or exchange offer or other negotiated purchase (any such date, the "Purchase Date") times the number of shares of Steel Stock outstanding (including any tendered, exchanged or pur chased shares) on such Purchase Date, then the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) such Conversion Price in effect immediately prior to such Purchase Date by (II) a fraction, the numerator of which shall be the Current Market Price per share of the Steel Stock on such Purchase Date less the combined amount of Excess Purchase Payments and such cash so distributed applicable to one share of Steel Stock and the denominator of which shall be such Current Market Price per share on such Purchase Date. Such adjustment shall become effective immediately prior to the opening of business on the day next following such Purchase Date.

                                    (vi) The Corporation from time to time
                           may reduce the Conver sion Price by any amount for any period of at least 20 business days (or such other period as may then be required by applicable law), provided that the Board of Directors shall have determined that such reduction is in the best interests of the Corporation. No reduction in the Conversion
 ! Price pursuant to this Section 4(d)(vi) shall become effective unless the Corpo ration shall have mailed a notice, at least 15 days prior to the date on which such reduction is scheduled to become effective, to each holder of shares of this Series. Such notice shall be given by first class mail, post age prepaid, at such holder's address as the same appears on the stock transfer books of the Corporation. Such notice shall state the amount per share by which the Conversion Price will be reduced and the period for which such reduction will be in effect.

                                    (vii) The Corporation may make such
                           reductions in the Conver sion Price, in addition to those required by Sections 4(d)(i) through
                           (v), as the Board determines to be necessary in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients; provided that any such reduction shall not be effective until written evidence of the action of the Board authorizing such reduction shall be filed with the Secretary of the Corporation and notice thereof shall have been given by first class mail, postage prepaid, to each holder of shares of this Series at such holder's address as the same appears on the stock transfer books of the Corporation.

                           (e) No adjustment in the Conversion Price shall
                  be required unless such adjustment would require a
                  cumulative increase or decrease of at least 1% in such
                  price; provided, however, that any adjustments that by
                  reason of this Section 4(e) are not required to be made
                  shall be carried forward and taken into account in any
                  subsequent adjustment until made; and provided, further,
                  that any adjustment shall be required and made in
                  accordance with the provisions of this Section 4 (other
                  than this Section 4(e)) not later than such time as may
                  be required in order to preserve the tax-free nature of a
                  distribution to the holders of shares of Steel Stock or
                  any other common stock into which shares of this Series
  !               are convertible.

                  Notwithstanding any other provisions of this Section 4, the Corporation shall not be required to make any adjustment of any Conversion Price established hereun der for the issuance of any shares of common stock of the Corporation (including Steel Stock) pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of such common stock under such plan. All calcula tions under this Section 4 shall be made to the nearest 1/100 of a cent (with $.00005 being rounded upward) or to the nearest 1/10,000 of a share (with .00005 of a share being rounded upward), as the case may be.

                           (f) If the Corporation shall be a party to any
                  transaction (including without limitation a merger or consolidation of the Corporation and excluding any transaction as to which Sections 4(d)(i) through (vi) apply), in each case as a result of which shares of Steel Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), (each of the foregoing being referred to herein as a "Transaction"), each share of this Series which is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (includ ing cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares or fraction thereof of Steel Stock into which one share of this Series was convertible immediately prior to such Transaction, assuming such holder of Steel Stock (i) is not a person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of stock, securities and other property (including cash) receivable upon such Trans action (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each share of Steel Stock of the Corporation held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section 4(f) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provi sions of this
                  Section 4(f) and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the other party or parties to such transaction for the benefit of the holders of shares of this Series that will contain provisions enabling the holders of such shares that remain outstanding after such Transaction to convert into the consideration received by holders of Steel Stock at the Conversion Price in effect immediately prior to such Transaction. The provisions of this Section 4(f) shall similarly apply to succes sive Transactions.

                           (g) The reclassification of common stock into
                  which shares of this Series are then convertible into securities which include securities other than such common stock (other than any reclassification upon a consolidation or merger to which Section 4(f) applies), shall be deemed to involve (i) a distribution of such securities other than such common stock to all holders of such common stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution") and (ii) a subdivision or combination, as the case may be, of the number of shares of such common stock outstanding immediately prior to such reclassification into the number of shares of such common stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be the effective date of such subdivision or combination).

                           (h) If the Corporation shall, by dividend or
                  otherwise, distribute to all holders of Steel Stock or other class of common stock into which shares of this Series are then convertible shares of common stock other than Steel Stock or any class of common stock into which shares of this Series are then convertible, each share of this Series shall be convertible, in addition to the number of shares of Steel Stock and/or such other common stock into which such share is then convertible, into the number of shares of such other common stock receivable upon payment of such distribution to a holder of that number of shares or fraction thereof of Steel Stock or such other common stock into which one share of this Series was convertible immediately prior to the record date fixed for the determi nation of stockholders entitled to receive such distribution. Shares of this Series shall become so convertible immediately after the opening of business on the day next following such record date (except as provided in Section 4(m)). In addition, a Conversion Price shall be established with respect to such common stock in an amount equal to the quotient of
                  (i) the initial liquidation preference of $50.00 per share of this Series divided by (ii) the number of shares or fraction thereof of such common stock that a holder of one share of Steel Stock or such other common stock into which shares of this Series are then convertible would be entitled to receive on the payment date for such distribution from and after any such date of determination of stockholders entitled to receive such distribution and, thereafter, Conversion Price adjustments as nearly as equivalent in type as may be practica ble to the adjustments pursuant to Sections 4(d) through (f) which are to be made in respect of Steel Stock shall be made in respect of shares of such common stock. Notwithstanding the foregoing and the provisions of Section 4(d)(iii), if the Corporation shall make such a distribution in common stock and, thereafter, all of the shares of such common stock cease to be outstanding, on the date such shares of common stock cease to be outstanding (x) the shares of this Series shall cease to be convertible into shares of such common stock, (y) a distribution of shares of such common stock shall be deemed to have occurred on such date, and (z) the Conversion Price for the class of common stock upon which such distribution was made, or if no shares of such class are then outstanding because shares of such class were exchanged for shares of another class of common stock, of such other class of common stock, shall be adjusted in the manner set forth in Section 4(d)(iii) to the same extent as if shares of the common stock in which such distribution was made were within the meaning of the term "Securities" in Section 4(d)(iii).

                           (i) After the date, if any, on which all
                  outstanding shares of Steel Stock or of any other common stock into which shares of this Series are then convertible are exchanged for shares of another class of common stock (as provided in the Certificate of Incorporation), each share of this Series shall thereafter be convert ible into the number of shares of such other class of common stock receivable upon such exchange by a holder of that number of shares or fraction thereof of Steel Stock and/or such other common stock into which shares of this Series are then convertible into which one share of this Series was convertible immediately prior to such exchange. From and after any such exchange, Conversion Price adjustments as nearly equivalent as may be practicable to the adjustments pursu ant to Sections 4(d) through 4(h) which, prior to such exchange, were made in respect of Steel Stock and/or such other common stock into which shares of this Series are then convertible shall instead be made pursuant to such Sections 4(d) through 4(h) in respect of shares of such other class of common stock.

                           (j)   Subject to the provisions of Section 4(k), if:

                                    (i) the Corporation takes any action
                           that would require an adjust ment of the Conversion Price pursuant to Sections 4(d) through (i); or

                                    (ii) there shall be any consolidation
                           or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation or the U.S. Steel Group; or

                                    (iii) there shall occur the voluntary
                           or involuntary liquidation, dissolution or winding up of the Corporation; or

                                    (iv) the Corporation or any of its
                           Subsidiaries shall commence a tender offer or exchange offer for all or a portion of the outstanding shares of Steel Stock (or shall amend any such tender or exchange offer), then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of shares of this Series at their addresses as shown on the stock transfer books of the Corporation, as promptly as possible, but at least 15 days prior to the earliest applicable date hereinafter specified, a notice stating, as applicable, (A) the proposed record date for a dividend or distribution or the proposed effective date of a consolidation, merger, sale, transfer, liquidation, dissolution or winding up, (B) the date as of which it is expected that holders of Steel Stock of record shall be entitled to exchange their shares of Steel Stock for securi ties or other property, if any, deliverable upon such consolidation, merger, sale, transfer, liquidation, dissolution or winding up or (C) the date on which such tender or exchange offer commenced, the date on which such tender or exchange offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto). Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the related transaction.

                           (k)    If the Corporation intends:

                                    (i) to effect a U.S. Steel Group
                           Special Event or a Marathon Group Special Event;
                           or

                                    (ii) exchange shares of Steel Stock for
                           Marathon Stock or Delhi Stock following a
                           Disposition of all or substantially all of the properties and assets of the U.S. Steel Group, then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of shares of this Series at their addresses as shown on the stock transfer books of the Corporation, not less than 45 days prior to the Steel Group Disposition Dividend or the Steel Group Disposition Redemption and not less than 30 days prior to any other U.S. Steel Group Special Event, any Marathon Group Special Event or any such exchange of Steel Stock for shares of Marathon Stock or Delhi Stock, a notice stating, as applicable, (A) the record date for any dividend that is a U.S. Steel Group Special Event or a Marathon Group Special Event, (B) the date on which any redemption or exchange that is a U.S. Steel Group Special Event, a Marathon Group Special Event or an ex change of Steel Stock for shares of Marathon Stock or Delhi Stock is expected to become effective, and the date as of which it is expected that holders of record of Steel Stock or Marathon Stock shall be entitled to exchange their shares of Steel Stock or Marathon Stock, respectively, for securities or other property deliverable upon such redemption or exchange or (C) the date on which the Steel Group Tender or Exchange Offer or the Marathon Group Tender or Exchange Offer commenced, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto). In addition, from and after any exchange of Steel Stock for Delhi Stock, effected in accordance with Section 2(b)(i) of Division I of the Certificate of Incorporation, the Corporation shall give similar notice of its intention to exchange Delhi Stock for shares of the Delhi Group Subsidiary, if Steel Stock has been exchanged therefor, or to pay a dividend on, or redeem shares of, Delhi Stock following the Disposi tion of all or substantially all of the properties and assets of the Delhi Group. Failure to give or receive any such notice or any defect therein shall not affect the legality or validity of the related transaction. In the event of any conflict between the notice provisions of this paragraph (k) and paragraph
                           (j) above, the notice provisions of this paragraph (k) shall govern.

                           (l) Whenever the Conversion Price is adjusted as
                  herein provided, the Corporation shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be prima facie evidence of the correctness of such adjustment. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment and shall send such notice of such adjustment of the Conversion Price by first class mail, postage prepaid, to the holder of each share of this Series at such holder's address as the same appears on the stock transfer books of the Corporation.

                           (m) In any case in which Section 4(d) or 4(h)
                  provides that an adjust ment shall become effective on the day next following a record date for an event, the Corporation may defer until the occurrence of such event
                  (A) issuing to the holder of any share of this Series converted after such record date and before the occurrence of such event the additional shares of Steel Stock or any other com mon stock of the Corporation issuable upon such conversion by reason of the adjustment required by such event over and above the number of shares of Steel Stock or such other common stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fraction thereof pursuant to Section 4(c).

                           (n) For purposes of this Section 4, the number
                  of shares of Steel Stock or any other common stock of the Corporation at any time outstanding shall not include any shares of Steel Stock or such other common stock then owned or held by or for the account of Corporation. The Corporation shall not pay a dividend or make any distribution on shares of Steel Stock or such other common stock held in the treasury of the Corporation.

                           (o) There shall be no adjustment of the
                  Conversion Price in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 4. If any action or transaction would require adjustment of any Conversion Price established hereunder pursuant to more than one paragraph of this
                  Section 4, only the adjust ment which would result in the largest reduction of such Conversion Price shall be made.

                           (p) The Corporation covenants that it will at
                  all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Steel Stock and/or, if the shares of this Series are then convert ible into other common stock of the Corporation, such other common stock, or its issued shares of Steel Stock or such other common stock, as the case may be, held in its treasury, or both, for the purpose of effecting conversion of shares of this series, the full number of shares of Steel Stock or such other common stock deliverable upon the conversion of all outstanding shares of this Series not theretofore converted. For purposes of this Section 4(p), the number of shares of Steel Stock or such other common stock that shall be deliverable upon the conversion of all outstanding shares of this Series shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

                  The Corporation covenants that any shares of Steel Stock or other common stock of the Corporation issued upon conversion of shares of this Series shall be validly issued, fully paid and nonassessable.

                  The Corporation shall endeavor to list the shares of Steel Stock or other common stock of the Corporation required to be delivered upon conversion of shares of this Series, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Steel Stock or such other common stock is listed at the time of such delivery.

                  Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of shares of this Series, the Corporation shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registra tion of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

                           (q) The Corporation will pay any and all
                  documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Steel Stock or other securities or property on conversion of shares of this Series pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Steel Stock or other securities or property in a name other than that of the holder of such shares to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reason able satisfaction of the Corporation, that such tax has been paid.

                  5. Voting. The shares of this Series shall not have any voting powers, either general or special, except that:

                           (a) Unless the vote or consent of the holders of
                  a greater number of shares shall then be required by law, the consent of the holders of at least 66 2/3% of all of the shares of this Series at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of this Series shall vote together as a separate class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or of any certificate amendatory thereof or supplemental thereto (including any Certificate of Designation and Terms or any similar document relating to any series of Preferred Stock) so as to affect adversely the powers, preferences, or rights, of this Series. The increase of the authorized amount of the Preferred Stock, or the creation or authorization of any shares of any other class of stock of the Corpora tion ranking prior to or on a parity with the shares of this Series as to dividends or upon liquidation, or the reclassification of any authorized stock of the Corporation into any such parity shares, or the creation or authorization of any obligation or security convertible into or evidencing the right to purchase any such prior or parity shares shall not be deemed to affect adversely the powers, preferences or rights of this Series.

                           (b) Unless the vote or consent of the holders of
                  a greater number of shares shall then be required by law, the consent of the holders of at least 66 2/3% of all of the shares of this Series and all other series of Preferred Stock ranking on a parity with shares of this Series, either as to dividends or upon liquidation, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of this Series and such other series of Preferred Stock shall vote together as a single class without regard to series, shall be necessary for authorizing, effecting or validating the issuance of any shares of any class of stock of the Corporation ranking prior to the shares of this Series as to dividends or upon liquidation, or the reclassification of any outstanding stock of the Corporation into any such prior shares, or the issuance of any obligation or security convertible into or evidencing the right to purchase any such prior shares.

                           (c) Unless the vote or consent of the holders of
                  a greater number of shares shall then be required by law, the consent of the holders of at least a majority of all of the shares of this Series and all other series of Preferred Stock ranking on a parity with this Series, either as to dividends or upon liquidation, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of this Series and such other series of Preferred Stock shall vote together as a single class without regard to series, shall be necessary for authorizing, effecting or validating the merger or consolidation of the Corporation into or with any other corporation if such merger or consolidation would adversely affect the powers, preferences or rights of this Series or such other series of Preferred Stock or if, after such merger or consolidation, there shall be outstanding any shares of any class of stock ranking prior to the shares of this Series as to dividends or upon liquidation or any obligation or security convertible into or evidencing the right to purchase any such prior shares (except such stock, securities or obligations of the Corporation as may have been outstanding immediately preceding such merger or consolida tion).

                           (d) If, on the date used to determine
                  stockholders of record for any meeting of stockholders for the election of directors, a default in preference dividends on the Preferred Stock shall exist, the number of directors constituting the Board of Directors shall be increased by two, and the holders of the Preferred Stock of all series (whether or not the holders of such series of Preferred Stock would be entitled to vote for the election of directors if such default in preference dividends did not exist), shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of Common Stock of the Corporation, to elect two directors of the Corporation to fill such newly created directorships. Each director elected by the holders of shares of Preferred Stock (herein called a "Preferred Director"), shall continue to serve as such director for the full term for which such director shall have been elected, notwithstanding that prior to the end of such term a default in preference divi dends shall cease to exist. Any Preferred Director may be removed without cause by, and shall not be removed without cause except by, the vote of the holders of record of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at a meeting of the stockholders, or of the holders of shares of Preferred Stock, called for the purpose. So long as a default in any preference dividends on the Preferred Stock shall exist (A) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (B)) by an instrument in writing signed by the remaining Preferred Director and filled with the Corporation and (B) in the case of the removal of any Preferred Director, the vacancy may be filed by the vote of the holders of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever the term of office of the Preferred Directors shall end and no default in preference dividends shall exist, the number of directors constituting the Board of Directors shall be reduced by two. For the purposes hereof, a "default in preference dividends" on the Preferred Stock shall be deemed to have occurred whenever the amount of accrued and unpaid dividends upon any series of the Preferred Stock shall be equivalent to six full quarterly dividends or more (whether or not consecutive), and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Preferred Stock of each and every series then outstanding shall have been paid for all past dividend periods.

                  6.    Liquidation Rights.

                           (a) Upon the dissolution, liquidation or winding
                  up of the Corporation, whether voluntary or involuntary, the holders of the shares of this Series shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any payment or distribution shall be made on any class of the common stock of the Corporation or on any other class of stock ranking junior to the Preferred Stock upon liquidation, the amount of $50 per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution.

                           (b) Neither the sale, lease of exchange (for
                  cash, shares of stock, securi ties or other consideration) of all or substantially all the property and assets of the Corporation nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purpose of this Section 6.

                           (c) After the payment to the holders of the
                  shares of this Series of the full preferential amounts provided for in this Section 6, the holders of shares of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

                           (d) In the event the assets of the Corporation
                  available for distribution to the holders of shares of this Series upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 6(a), no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of this Series upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series, ratably, in propor tion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

                  7. Ranking. For purposes of this resolution, any stock of any class or classes of the Corporation shall be deemed to rank:

                           (a) prior to the shares of this Series, either
                  as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of this Series;

                           (b) on a parity with the shares of this Series,
                  either as to dividends or upon liquidation, whether or not he dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of this Series, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this Series; and

                           (c) junior to shares of this Series, either as
                  to dividends or upon liquida tion, if such class or classes shall be the Series A Junior Preferred Stock issued by the Corporation pursuant to the Restated Rights Agreement or if such class or classes shall be any class of common stock of the Corporation or if the holders of shares of this Series shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of such class or classes.

                  8. Determinations by the Board of Directors. Any determinations made by the Board of Directors of the Corporation under any provision of this Resolution shall be final and binding on all stockholders (including holders of shares of this Series) of the Corporation.

                  9. Definitions. Unless otherwise defined herein, terms used herein shall have the meanings assigned to them in Division I of the Certificate of Incorporation and the following terms shall have the following meanings:

                  "Board of Directors" or "Board" means, at any time, the duly elected or acting board of directors (or duly authorized committee thereof) of the Corporation at such time.

                  "Certificate of Incorporation" means the Corporation's Certificate of Incorpora tion, as amended, supplemented or otherwise modified from time to time.

                  "Closing Price" of shares of any class of common stock of the Corporation for any day shall mean the last reported sales price, regular way on such day, or, if no reported sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such common stock is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such common stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of NASDAQ or, if such common stock is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ, or, if closing bid and asked prices for such common stock on such day shall not have been reported through NASDAQ, the average of the closing bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such common stock selected for such purpose by the Board of Directors.

                  "Conversion Price" means the conversion price per share of Steel Stock and/or other shares of common stock of the Corporation into which shares of this Series are convertible, as such Conversion Price may be adjusted pursuant to Section 4. The initial conversion price per share of Steel Stock will be $46.125 (equivalent to a conversion rate of 1.084 shares of Steel Stock for each share of this Series).

                  "Current Market Price" shall mean, with respect to any class of common stock of the Corporation, the average of the daily Closing Prices of a share of such common stock during the five consecutive Trading Days selected by the Corporation commencing not more than 20 Trading Days before, and ending not later than, the date in question; provided, however, that (i) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Sections 4(d)(ii) through (v) occurs on or after the 20th Trading Day prior to the day in question and prior to the "ex" date for the issuance or distribution requiring such computation, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (ii) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Sections 4(d)(ii) through (v) occurs on or after the "ex" date for the issuance or distribution requiring such computation and on or prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (iii) if the "ex" date for the issuance or distribution requiring such computation is on or prior to the day in question, after taking into account any adjustment required pursuant to clause (ii) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value on the day in question (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 4(d)(iii) or (iv)) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of the applicable class of common stock of the Corporation as of the close of business on the day before such "ex" date. For purposes of this definition, the term "ex" date, with respect to any class of common stock of the Corporation, (i) when used with respect to any issuance or distribution, means the first date on which such common stock trades regular way on such exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of shares of such common stock, means the first date on which such common stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effec tive, and (iii) when used with respect to any tender or exchange offer means the first date on which such common stock trades regular way on such exchange or in such market after the expiration time of such tender or exchange offer.

                  "Excess Purchase Payment" means the excess, if any, of
         (A) the aggregate of the cash and the value (as determined by the Board of Directors) of all other consideration paid by the Corporation or any of its Subsidiaries with respect to the shares of the applicable class of common stock of the Corporation acquired in a tender or exchange offer or other negotiated purchase respectively, over (B) the product of the Current Market Price per share of such common stock times the number of shares of such common stock acquired in such tender or exchange offer or purchase.

                  "NASDAQ" means the National Association of Securities Dealers, Inc. Auto mated Quotations System or any successor thereto.

                  "NYSE" means the New York Stock Exchange, Inc. or any successor thereto.

                  "Redemption Date" means any date on which the Corporation redeems any shares of this Series.

                  "Redemption Price" means (i) with respect to any redemption pursuant to Section 3(a), the applicable amount set forth in such Section and (ii) with respect to any redemp tion pursuant to Section 3(b), an amount per share equal to the sum of the initial liquida tion preference of $50.00 per share of this Series, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption.

                  "Restated Rights Agreement" shall have the meaning given to it in the second paragraph of Section 4(d)(iii).

                  "Rights" shall mean the rights of the Corporation which are issuable under the Corporation's stockholder rights plan adopted by the Board of Directors, the terms and conditions of which are set forth in the Restated Rights Agreement, or rights to purchase any capital stock of the Corporation under any successor shareholder rights plan or plan adopted in replacement of the Corporation's stockholder rights plan.

                  "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Corporation or by one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

                  "substantially all of the properties and assets of the U.S. Steel Group" and "substantially all of the properties and assets for the Marathon Group" shall mean a portion of such properties and assets that represents at least 80% of either of the then- current market value of, or the aggregate revenues for the immediately preceding twelve fiscal quarterly periods of the Corporation derived from, the properties and assets of the U.S. Steel Group or the Marathon Group, respectively, as of such date (excluding the properties and assets of any person, entity or group in which the Corporation, directly or indirectly, owns less than a majority interest).

                  "Trading Day" shall mean, with respect to any class of common stock of the Corporation, any day on which such common stock is traded on the NYSE, or if such common stock is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such common stock is listed or admitted, or if not listed or admitted to trading on any national securities exchange, on the National Market System of the NASDAQ, or if such common stock is not quoted on such National Market System, in the applicable securities market in which such common stock is traded.

                  "Transfer Agent" means the Corporation, through its Shareholder Services Department, or such other agent or agents of the Corporation as may be designated by the Board of Directors as the Transfer Agent for shares of this Series.



         FIFTH:  The existence of the Corporation is to be perpetual.

         SIXTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

          SEVENTH: The number of directors of the Corporation shall be fixed from time to time by, or in the manner provided in, its by-laws and may be increased or decreased as therein provided; but the number thereof shall not be less than three.

         The directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the whole number of the Board of Directors. In the election of directors at the 2002 annual meeting of the stockholders, the Class I directors shall be elected to hold office for a term to expire at the first annual meeting of the stockholders thereafter; the Class II directors shall be elected to hold office for a term to expire at the second annual meeting of the stockholders thereafter; and the Class IIII directors shall be elected to hold office for a term to expire at the third annual meeting of the stockholders thereafter, and in the case of each class, until their respective successors are duly elected and qualified. At each annual election held after the 2002 annual meeting of the stockholders the directors elected to succeed those whose terms expire shall be identified as being of the same class as the directors they succeed and shall be elected to hold office for a term to expire at the third annual meeting of the stockholders after their election, and until their respective successors are duly elected and qualified. If the number of directors is changed, any increase or decrease in directors shall be apportioned among the classes so as the maintain all classes as equal in number as possible, and any additional director elected to any class shall hold office for a term which shall coincide with the terms of the other directors in such class and until his successor is duly elected and qualified.

         In the case of any increase in the number of directors of the Corporation, the additional director or directors shall be elected by the Board of Directors.

         In the case of any vacancy in the Board of Directors from death, resignation, disqualifica tion or other cause, a successor to hold office for the unexpired portion of the term of the director whose place shall be vacant, and until the election of his successor, shall be elected by a majority of the Board of Directors then in office, though less than a quorum.

         Directors of the Corporation may be removed only for cause.

         EIGHTH: The Board of Directors shall have power to adopt, amend and repeal the by- laws at any regular or special meeting of the Board of Directors, provided that notice of intention to adopt, amend or repeal the by-laws in whole or in part shall have been included in the notice of meeting; or, without any such notice, by a vote of two-thirds of the directors then in office.

         Stockholders may adopt, amend and repeal the by-laws at any regular or special meeting of the stockholders by an affirmative vote of two-thirds of the shares outstanding and entitled to vote thereon, provided that notice of intention to adopt, amend or repeal the by-laws in whole or in part shall have been included in the notice of the meeting.

         Any action required to be taken at any annual or special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders or otherwise, may not be taken without a meeting, prior notice and a vote, and stockholders may not act by written consent.

         NINTH: The Board of Directors from time to time shall determine whether and to what extent, and at what times and places, and under what conditions and regulation, the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corpora tion, except as conferred by law or authorized by the Board of Directors, or by the stockholders.

         TENTH: The directors may from time to time declare such dividends as they shall deem advisable and proper, subject to the provisions of Article Fourth and to such restrictions as may be imposed by law, and pay the same to the stockholders at such times as they shall fix.

         The Board of Directors shall have power to issue bonds, debentures, or other obligations, either non-convertible or convertible into the Corporation's stock, subject to the provisions of Article Fourth and upon such terms, in such manner and under such conditions in conformity with law, as may be fixed by the Board of Directors prior to the issue of such bonds, debentures or other obligations.

         ELEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transac tion from which the director derived an improper personal benefit. No amendment to or repeal of this Article Twelfth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         TWELFTH: The powers and authorities hereinbefore conferred upon the Board of Directors are in furtherance and not in limitation of those conferred by the laws of the State of Delaware.

         THIRTEENTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights preferences and privileges of whatso ever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article.

         In Witness Whereof, this Restated Certificate of Incorporation, which amends and restates the provisions of the Corporation's Certificate of Incorporation, having been duly adopted by the Corporation in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware, has been executed on the 2nd day of July, 2001.

                                                   USX HOLDCO, INC.



                                                   BY:/s/ Robert M. Stanton
                                                          -----------------
                                                          Robert M. Stanton
                                                          President